                                                               EXHIBIT 10.32


============================================================================



                          STOCK PURCHASE AGREEMENT

                              DATED MAY 6, 2002

                                    AMONG

                            MWL ACQUISITION CORP.

                                AS PURCHASER

                                     AND

                           MAIL-WELL I CORPORATION

                                  AS SELLER

                                     AND

                               MAIL-WELL, INC.

                             AS PARENT OF SELLER


============================================================================




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
                                           TABLE OF CONTENTS
                                           -----------------

                                                                                                   PAGE

ARTICLE 1 DEFINITIONS.................................................................................1
         1.1.     Certain Defined Terms...............................................................1
         1.2.     Accounting Terms...................................................................12
         1.3.     Other Definitional Provisions......................................................13

ARTICLE 2 PURCHASE AND SALE OF THE SHARES............................................................13
         2.1.     Purchase and Sale of the Shares....................................................13
         2.2.     Purchase Price.....................................................................13
         2.3.     Payment of Initial Purchase Price..................................................14
         2.4.     Adjustment of Purchase Price.......................................................14
         2.5.     Closing............................................................................16

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF PURCHASER................................................16
         3.1.     Organization and Qualification.....................................................16
         3.2.     Authority..........................................................................16
         3.3.     Investment.........................................................................16
         3.4.     Litigation.........................................................................16
         3.5.     Brokerage Commission...............................................................17
         3.6.     Financing..........................................................................17
         3.7.     Competition Act (Canada)...........................................................17

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE SELLER...............................................17
         4.1.     Capitalization; Legal Status; Qualification; Title to Shares.......................17
         4.2.     Subsidiaries.......................................................................18
         4.3.     No Violation.......................................................................18
         4.4.     Power and Authority................................................................19
         4.5.     Due Authorization; Validity; Enforceability........................................19
         4.6.     Ownership of Assets................................................................19
         4.7.     Financial Statements; Other Information............................................19
         4.8.     Absence of Undisclosed Liabilities.................................................20
         4.9.     Leased Personal Property...........................................................20
         4.10.    Real Property; Leased Real Property................................................21
         4.11.    Contracts..........................................................................23
         4.12.    Intellectual Property..............................................................25
         4.13.    Insurance..........................................................................26
         4.14.    Environmental Matters and OSHA.....................................................26
         4.15.    Litigation.........................................................................27
         4.16.    Absence of Changes.................................................................28
         4.17.    Brokers and Finders................................................................30
         4.18.    Labor Matters......................................................................30
         4.19.    Tax Matters........................................................................31
         4.20.    Employee Benefit Plans.............................................................36


                                    (i)

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         4.21.    Compliance with Laws...............................................................39
         4.22.    Inventory..........................................................................39
         4.23.    Receivables........................................................................39
         4.24.    Suppliers..........................................................................39
         4.25.    Company Products...................................................................40
         4.26.    Potential Conflicts of Interest....................................................40
         4.27.    Banks, Brokers and Proxies.........................................................40
         4.28.    Full Disclosure....................................................................40
         4.29.    Competition Act (Canada)...........................................................41
         4.30.    [Intentionally Omitted]............................................................41
         4.31.    UK Real Property...................................................................41
         4.32.    UK Environmental Matters...........................................................43
         4.33.    UK Pension Matters.................................................................44

ARTICLE 5 COVENANTS..................................................................................47
         5.1.     Conduct of Business Prior to Closing...............................................47
         5.2.     Access and Information.............................................................48
         5.3.     Notification of Changes............................................................48
         5.4.     Certain Acts Prohibited............................................................48
         5.5.     Consents...........................................................................48
         5.6.     Supplemental Disclosure............................................................48
         5.7.     Conditions Precedent...............................................................49
         5.8.     Capital Expenditures...............................................................49
         5.9.     Governmental Filings...............................................................49
         5.10.    Certain Tax Matters................................................................49
         5.11.    Employee Benefit Plans.............................................................52
         5.12.    Seller and Parent Guarantee Releases...............................................53
         5.13.    Assignment of Contracts and Other Properties.......................................53
         5.14.    Name Change........................................................................54
         5.15.    Related Parties....................................................................54
         5.16.    Parent.............................................................................54
         5.17.    Intercompany Accounts..............................................................54
         5.18.    Transition Services Agreement......................................................54
         5.19.    Further Assurances.................................................................55

ARTICLE 6 CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER...........................................55
         6.1.     Representations and Warranties.....................................................55
         6.2.     Compliance by Seller...............................................................55
         6.3.     Certified Resolutions..............................................................55
         6.4.     No Injunction; Etc.................................................................56
         6.5.     Incumbency.........................................................................56
         6.6.     Consents; Authorizations; Legal Matters............................................56
         6.7.     Proceedings........................................................................56
         6.8.     Opinion of Seller's Counsel........................................................56
         6.9.     Certified Documents, Good Standing.................................................56
         6.10.    Release from Security Interests....................................................56


                                    (ii)

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

         6.11.    Release from Senior Subordinated Notes Guarantee and Senior Notes Guarantee........57
         6.12.    KEDFA Bond.........................................................................57
         6.13.    Tax Deed...........................................................................57
         6.14.    Non-Compete Agreement..............................................................57
         6.15.    116 Clearance Certificate..........................................................57
         6.16.    U.S. Person Affidavit..............................................................58
         6.17.    Transition Services Agreement......................................................58
         6.18.    UK Label Shares Transfer...........................................................58
         6.19.    UK Additional Deliveries...........................................................58
         6.20.    Seller as Registered Holder........................................................59

ARTICLE 7 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLER..........................................59
         7.1.     Certificate Regarding Representations and Warranties...............................60
         7.2.     Compliance by Purchaser............................................................60
         7.3.     Certified Resolutions..............................................................60
         7.4.     No Injunction; Etc.................................................................60
         7.5.     Incumbency.........................................................................60
         7.6.     Legal Matters......................................................................60
         7.7.     Proceedings........................................................................60
         7.8.     Opinion of Purchaser's Counsel.....................................................60
         7.9.     Good Standing......................................................................61
         7.10.    Non-Compete Agreement..............................................................61
         7.11.    Release Under BofA Security Documents..............................................61

ARTICLE 8 TERMINATION................................................................................61
         8.1.     Termination........................................................................61
         8.2.     Effect of Termination..............................................................61

ARTICLE 9 INDEMNIFICATION............................................................................62
         9.1.     Agreement of the Indemnitors to Indemnify..........................................62
         9.2.     Procedures for Indemnification.....................................................63
         9.3.     Third Party Claims.................................................................64
         9.4.     Other Rights and Remedies..........................................................65
         9.5.     Duration...........................................................................66
         9.6.     Limitations........................................................................66
         9.7.     Cooperation........................................................................67
         9.8.     Survival of Representations and Warranties.........................................67
         9.9.     Treatment..........................................................................67
         9.10.    Foreign Currency...................................................................67

ARTICLE 10 GENERAL PROVISIONS........................................................................67
         10.1.    Fees and Expenses..................................................................67
         10.2.    Notices............................................................................67
         10.3.    Assignment; Binding Effect.........................................................69
         10.4.    No Benefit to Others...............................................................69
         10.5.    Headings, Gender, and "Person" and Successor Laws..................................69


                                   (iii)


         10.6.    Counterparts.......................................................................69
         10.7.    Integration of Agreement...........................................................69
         10.8.    Time of Essence....................................................................70
         10.9.    Governing Law......................................................................70
         10.10.   Partial Invalidity.................................................................70
         10.11.   Publicity and Confidentiality......................................................70


                                    (iv)

                                  EXHIBITS
                                  --------

Exhibit A                Statement of Accounting Principles
Exhibit B                [Intentionally Omitted]
Exhibit C                Opinion of Seller's Counsel
Exhibit D                Non-Compete Agreement
Exhibit E                Section 116 Escrow Agreement
Exhibit F                [Intentionally Omitted]
Exhibit G                Tax Deed
Exhibit H                Transition Services Agreement

                                  SCHEDULES
                                  ---------

Schedule 1.1             Officers of Targets
Schedule 2.5             Excluded Assets
Schedule 3.6             Purchaser's Financing Commitments
Schedule 4.1             Ownership of Shares
Schedule 4.2             Subsidiaries
Schedule 4.3             Required Consents and Notices
Schedule 4.6             Ownership of Assets
Schedule 4.7             Financial Statements
Schedule 4.8             Liabilities
Schedule 4.9             Leased Personal Property
Schedule 4.10(a)         Owned Real Property
Schedule 4.10(g)         Real Property Leases
Schedule 4.11(a)         Contracts
Schedule 4.11(b)         Commitments for Capital Expenditures
Schedule 4.11(d)         Threatened Cancellations
Schedule 4.11(e)         Related Party Indebtedness
Schedule 4.12            Intellectual Property
Schedule 4.13            Insurance
Schedule 4.14(b)         Environmental Compliance Issues and Permits
Schedule 4.14(c)         Underground Tanks and Disposals
Schedule 4.15            Litigation
Schedule 4.16            Absence of Changes
Schedule 4.17            Brokers and Finders
Schedule 4.18(a)         Labor Matters
Schedule 4.18(b)         Employees
Schedule 4.18(d)         Employment Contracts
Schedule 4.19            Tax Matters
Schedule 4.20(a)         Employee Benefit Plans
Schedule 4.20(e)         Employee Benefit Plans Liabilities
Schedule 4.20(h)         COBRA and ERISA Compliance
Schedule 4.20(k)         Multi-employer Plans
Schedule 4.20(l)         Severance Arrangements
Schedule 4.24            Suppliers
Schedule 4.26            Conflicts of Interest


                                    (i)

Schedule 4.27            Bank Accounts
Schedule 4.31            UK Real Property
Schedule 4.32            UK Environmental Matters
Schedule 5.13(a)         Assignment of Contracts
Schedule 5.13(b)         Assignment of Incentive Agreements



                                    (ii)

                          STOCK PURCHASE AGREEMENT

         This STOCK PURCHASE AGREEMENT is entered into on this 6th day of May, 2002, by and among MWL Acquisition Corp., a Delaware corporation ("Purchaser"), Mail-Well I Corporation, a Delaware corporation ("Seller"),
  ---------                                                      ------
and Mail-Well, Inc. a Colorado corporation ("Parent").
                                             ------

                                 BACKGROUND

         WHEREAS, Seller owns directly or indirectly (i) all 1,000 of the issued and outstanding shares of common stock, $0.01 par value per share, of US Label ("US Label Shares"), (ii) the one (1) issued and outstanding share,
           ---------------
no par value, of Canada Label ("Canada Label Shares"), and (iii) all 500 of
                                -------------------
the issued and outstanding shares, par value 0.10 pound per share, of UK Label ("UK Label Shares," and together with US Label Shares and Canada Label
        ---------------
Shares, the "Shares");
             ------

         WHEREAS, Purchaser desires, upon the terms and conditions hereinafter set forth, to purchase from Seller all of the Shares; and

         WHEREAS, Seller desires, upon the terms and conditions hereinafter set forth, to sell all of the Shares to Purchaser.

                                  AGREEMENT

         NOW, THEREFORE, in consideration of the promises and obligations provided herein, Purchaser and Seller, intending to be legally bound, agree as follows:

                                  ARTICLE 1
                                 DEFINITIONS

         1.1.     Certain Defined Terms.
                  ---------------------

                  The following terms used in this Agreement have the following meanings:

                  "Accounting Arbitrator" has the meaning set forth in
                   ---------------------
Section 2.4(b).
--------------

                  "Act" means the Securities Act of 1933, as amended from
                   ---
time to time, or any successor statute.

                  "Additional Canada Label Shares" has the meaning set forth
                   ------------------------------
in Section 4.19(jj).

                  "Adjustment Date" has the meaning set forth in Section
                   ---------------                               -------
2.4(f).
------

                  "Affiliate" means, as to any Person, any other Person that
                   ---------
directly or indirectly, through one or more intermediaries, controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or otherwise), provided that, in any event any Person that owns directly or indirectly securities or ownership interests for the election of a majority of the directors or other members of the governing body of any other Person will be deemed to control such other Person.

                  "Affiliated Group" means any affiliated, combined,
                   ----------------
consolidated, unitary or other tax group within the meaning of Section 1504(a) of the Code or any similar provision of any jurisdiction applicable to Taxes.

                  "Agreement" means this Stock Purchase Agreement, as it may
                   ---------
be amended from time to time.

                  "Assets" has the meaning set forth in Section 4.6.
                   ------                               -----------

                  "Board of Directors" means collectively the board of
                   ------------------
directors of the Targets or the board of directors of a particular Target, as the context may require.

                  "BofA Credit Agreement" means that certain Credit
                   ---------------------
Agreement dated as of February 18, 2000 (as amended, restated, supplemented and modified from time to time), by and among Seller, Mail-Well, Inc. and certain of its U.S. direct and indirect subsidiaries, the lenders from time to time party thereto, the co-agents party thereto, and Bank of America, N.A. as Agent.

                  "BofA Security Agreement" means that certain Security
                   -----------------------
Agreement dated as of February 18, 2000 (as amended, restated, supplemented and modified from time to time), by and among Seller, Mail-Well, Inc. and certain of its U.S. direct and indirect subsidiaries, the lenders from time to time party thereto, the co-agents party thereto, and Bank of America, N.A. as Agent.

                  "BofA Security Documents" means (i) the BofA Security
                   -----------------------
Agreement; and (ii) any deeds of trust, pledges and other security instruments executed pursuant to or in furtherance of the BofA Security Agreement.

                  "Business" means the collective business of all of the
                   --------
Targets as presently conducted or as reflected in the Financial Statements.

                  "Business Day" means any day that is not a Saturday, a
                   ------------
Sunday or a day on which commercial banks in Denver, Colorado, or New York, New York, are required or permitted to be closed for business.

                  "Canada Label" means Mail-Well Label Company, a Nova
                   ------------
Scotia unlimited liability company.

                  "Canada Label Shares" has the meaning set forth in the
                   -------------------
first recital of this Agreement, and shall include the Additional Canada Label Shares, if issued.

                  "Canada Target" means Canada Label.
                   -------------

                  "CERCLA" means the Comprehensive Environmental Response
                   ------
Compensation and Liability Act, 42 U.S.C. Sections 9601 et seq., as amended.

                  "Closing" has the meaning set forth in Section 2.5.
                   -------                               -----------

                  "Closing Balance Sheet" has the meaning set forth in
                   ---------------------
Section 2.4(a).
--------------

                  "Closing Date" has the meaning set forth in Section 2.5.
                   ------------                               -----------

                  "Closing Schedule" has the meaning set forth in Section
                   ----------------                               -------
2.4(a).
------

                  "Code" means the Internal Revenue Code of 1986, as amended
                   ----
from time to time, or any successor statute.

                  "Consolidated Preclosing Returns" has the meaning set
                   -------------------------------
forth in Section 5.10(b).
         ---------------

                  "Contract" or "Contracts" means all of the contracts,
                   --------      ---------
leases, agreements, instruments, and purchase and sales orders, whether oral or written, to which a Target is a party, pursuant to which a Target enjoys any right or benefit, or by which a Target or any of its assets or properties is bound.

                  "Determination Materials" has the meaning set forth in
                   -----------------------
Section 2.4(b).
--------------

                  "Dollars" and "$" mean the lawful money of the United
                   -------       -
States of America.

                  "Employee Benefit Plan" means:
                   ---------------------

                  (a) with respect to US Label, any employee benefit plan as defined in Section 3(3) of ERISA or under which the relevant employer, with respect to the relevant employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries, has any outstanding, present, or future obligation or liability, or under which any relevant employee, retiree, dependent, spouse, director, independent contractor or other beneficiary has any present or future right to benefits which are covered by ERISA;

                  (b) with respect to all Targets, other pension; profit sharing; retirement; deferred compensation; stock purchase, stock option, stock appreciation, phantom stock or other equity based; incentive; bonus; performance; vacation; termination; retention; change of control; severance; "golden parachute;" disability; hospitalization; medical; life
            ----------------
insurance; cafeteria; flexible spending account; or other employee benefit plan, program, policy, or arrangement, which the relevant employer maintains or to which the relevant employer has any outstanding, present, or future obligations to contribute or make payments under, whether or not they are or are intended to be (1) covered or qualified under the Code, ERISA or any other applicable law of any jurisdiction, (2) written or oral, (3) funded or unfunded, (4) absolute or contingent, or (5) generally available to any or all employees (including former employees) of the relevant employer, or their beneficiaries or dependents; and

                  (c) with respect to Canada Label and UK Label, shall also include, to the extent not included in the preceding clauses (a) or (b), collectively all plans, arrangements, agreements, programs, incentive compensation, hospitalization, health, dental, disability, unemployment insurance, vacation pay, severance pay or other benefits with respect to any or all of the Employees or former Employees of the Targets and all statutory plans which the Targets are required to comply with relating to Employees or former Employees of the Targets, including plans administered pursuant to applicable health tax, workers' compensation and unemployment insurance legislation.

                  "Employees" means the employees of the Targets as of the
                   ---------
date hereof.

                  "Employer's Due Contributions" has the meaning set forth
                   ----------------------------
in Section 5.11(g).

                  "Environmental Laws" means any Law, as amended or in
                   ------------------
effect prior to, or on the Closing Date, concerning public health and safety, pollution of the environment or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any material, substance, waste, chemical, mixture, pesticide, pollutant, contaminant, toxic chemical, petroleum product or byproduct, asbestos, polychlorinated biphenyl or radiation.

                  "Environmental Permits" means all permits, licenses,
                   ---------------------
approvals, franchises, certificates, consents, orders and authorizations required under or pursuant to any Environmental Laws.

                  "Equipment" means all machinery, equipment, tools,
                   ---------
Vehicles, computers, terminals, computer equipment, office equipment, business machines, telephones and telephone systems, parts, accessories, and the like, wherever located, and any and all warranties of third parties with respect thereto.

                  "ERISA" means the Employee Retirement Income Security Act
                   -----
of 1974, as amended from time to time, or any successor statute.

                  "ERISA Affiliate" means any company which, as of a given
                   ---------------
moment, is a member of a "controlled group of corporations" or a group of
                          --------------------------------
"trades or businesses (whether or not incorporated) which are under common
--------------------------------------------------------------------------
control" (as defined in Sections 414(b) and (c) of the Code, respectively)
-------
of which Target is a member or any entity or person aggregated with Target under the Code Section 414(m) or (o).

                  "Estimated Working Capital" has the meaning set forth in
                   -------------------------
Section 2.2(b).
--------------

                  "Excluded Assets" means the assets of Target listed in
                   ---------------
Schedule 2.5.
------------

                  "FA" followed by a year means the Finance Act of that
                   --
year.

                  "Final Working Capital" has the meaning set forth in
                   ---------------------
Section 2.4(b).
--------------

                  "Financial Statements" has the meaning set forth in
                   --------------------
Section 4.7.
-----------

                  "Fiscal Year" means the fiscal year of Targets, which
                   -----------
shall be the twelve-month period ending on December 31.

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                  "Furniture and Fixtures" means all furniture, fixtures,
                   ----------------------
and leasehold improvements wherever located, and any and all warranties covering such furniture, fixtures, and leasehold improvements owned by any Target or in which any Target has an interest.

                  "GAAP" means generally accepted accounting principles, as
                   ----
promulgated in the official publications of the American Institute of Certified Public Accountants consistently applied to all relevant periods.

                  "Governmental Authority" means any bureau, department,
                   ----------------------
agency, commission, board, tribunal, crown corporation, or court or other entity or body having or purporting to have jurisdiction to make, administer, interpret, apply or enforce any Law on behalf of any country, state, province, municipality or other political subdivision thereof.

                  "Grossed-Up Basis" means, when used to describe the basis
                   ----------------
on which the payment of a specified sum is to be made, a basis such that the amount of the payment, after being reduced by the amount of all Taxes imposed on the recipient of the payment as a result of the receipt of accrual of the payment, will equal the specified sum.

                  "Guaranteed Indebtedness" of any Person means all
                   -----------------------
Indebtedness of any other Person that is either (i) guaranteed directly or indirectly in any manner by such Person, or (ii) secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including without limitation accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

                  "Hazardous Materials" means any substance, material or
                   -------------------
waste, including without limitation, equipment or fixtures, with respect to which liability or standards are imposed under any Environmental Law.

                  "Health and Safety Laws" means any Law including, without
                   ----------------------
limitation, the Occupational Safety and Health Act (U.S.), as amended or in effect prior to or on the Closing Date, concerning worker health and safety.

                  "ITA" means the Income Tax Act (Canada).
                   ---

                  "Indebtedness" means, for any Person, without duplication,
                   ------------
(a) all indebtedness or other obligations of such Person for borrowed money or for purchase money indebtedness, (b) any other indebtedness of such Person which is evidenced by a note, mortgage, bond, indenture or similar instrument, (c) all obligations under leases that are or should be, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable as lessee, (d) all obligations owed pursuant to any interest rate hedging arrangement, (e) all Guaranteed Indebtedness and (f) all other indebtedness secured by any Lien (other than Permitted Encumbrances) on any property or asset owned or held by such Person.

                  "Indemnification Claim" means a claim for indemnification
                   ---------------------
hereunder.

                  "Indemnitee" means the party or parties seeking
                   ----------
indemnification hereunder.

                  "Indemnitor" means the party or parties against whom
                   ----------
indemnification hereunder is sought.

                  "Indemnitor Representative" means Seller in the case of an
                   -------------------------
Indemnification Claim asserted by any of Purchaser Indemnitees, and Purchaser in the case of an Indemnification Claim asserted by any of Seller Indemnitees.

                  "Initial Purchase Price" has the meaning set forth in
                   ----------------------
Section 2.2(a).
--------------

                  "Initial Purchase Price Adjustment" has the meaning set
                   ---------------------------------
forth in Section 2.2(a).
         --------------

                  "Intellectual Property" means all of the following as they
                   ---------------------
exist in all jurisdictions: (i) patents and patent disclosures; (ii) designs, art work, specifications, designs-in-progress, formulations, know-how, prototypes, inventions, Internet addresses, domain names, websites and web pages; (iii) trademarks, trade names, trade dress, service marks, brand names, logos, slogans, and corporate names (and all translations, adaptations, derivations and combinations of the foregoing); (iv) mask works and copyrights; (v) all registrations and applications for (i), (ii) and
(iii), both registered and unregistered, foreign and domestic; (vi) all trade secrets, technology and processes; (vii) all computer software (including but not limited to documentation, data, databases and related object and, if applicable, source codes); and (viii) all confidential or proprietary information; and (ix) all licenses, sublicenses and other agreements or permissions, including all income, the right to receive royalties, damages and payments due or payable on the Closing Date or thereafter (including, without limitation, damages and payments for past or future infringements or misappropriations thereof), the right to sue and recover for past infringements or misappropriations thereof, or any other consideration related to the foregoing property.

                  "Intercompany Accounts" means amounts owed by and between
                   ---------------------
any Targets or by and between any Target and Seller or any of its Affiliates.

                  "IRS" means the Internal Revenue Service of the United
                   ---
States.

                  "KEDFA" has the meaning set forth in Section 6.12.
                   -----                               ------------

                  "KEDFA Program" means the tax credit program for rural
                   -------------
economic development in Kentucky under which Seller owns the KEDFA Bond issued by KEDFA that were used to finance the acquisition and construction of US Label's Bowling Green, Kentucky facility.

                  "KEDFA Bond" means the Kentucky Economic Development
                   ----------
Finance Authority's Taxable Economic Development Project Revenue Bond, 1992 series (International Paper Company Project), dated November 3, 1992, maturing October 15, 2017 in the face value of $39,000,000, issued pursuant to the provisions of Kentucky Revised Statutes Chapter 154.

                  "Knowledge" and the phrases "to the knowledge of," "to
                   ---------                   --------------------   --
Seller's knowledge," "Seller has not been notified" and other similar
-------------------   ----------------------------
phrases used in this Agreement refer to the actual knowledge of and knowledge that should have been learned through diligent inquiry by the executive officers of the Seller, which officers are listed on the attached
Schedule 1.1.
------------

                  "Law" means any code, statute, ordinance, regulation,
                   ---
by-law, rule, guideline, policy, notice, direction, judgment, Order, common law rule or other requirement having the force or effect of law.

                  "Leased Real Property" means the real property subject to
                   --------------------
Real Property Leases.

                  "Liabilities" means liabilities or obligations of any
                   -----------
nature, whether absolute, accrued, contingent or otherwise, whether due or to become due, whether asserted or unasserted and whether or not required to be reflected or reserved against on a balance sheet under GAAP, including any liability for Taxes.

                  "Lien" means:
                   ----

                  (a) with respect to any Target, any mortgage, pledge, security interest, encumbrance, deed of trust, claim, lease, license, option, right of first offer or refusal, easement, servitude, voting or transfer restriction, lien, charge of any kind, whether voluntary or involuntary, including any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or any other applicable Law providing for the encumbrance of personal property; and

                  (b) with respect to Canada Label and UK Label shall also include to the extent not included in clause (a) hereinabove, any title defect, hypothec, indenture, deemed trust, security agreement, title retention agreement, adverse claim, proxy, shareholder agreement, voting trust, warrant or right or claim of others of any kind whatsoever, voluntary or involuntary and whether or not perfected or required to be perfected pursuant to any public registration regime.

                  "Loan Relationship" shall have the same meaning as in
                   -----------------
Section 81(1) of the Finance Act 1996.

                  "Losses" means any and all demands, claims, actions or
                   ------
causes of action, assessments, losses, fines, judgments, costs, damages (including special and consequential damages), liabilities, costs, Taxes (including damages attributable to Taxes), removal and remediation requirements and expenses, including without limitation, interest, penalties, cost of investigation and defense, and reasonable attorneys' and other professional fees and expenses.

                  "Material Adverse Effect" means any circumstances, change
                   -----------------------
in, or effect on the Targets or their business that, when taken together with all other related circumstances, changes in or effects on the Targets or the business taken as a whole, is materially adverse to the condition (financial or otherwise), business, results of operations, or assets of the Targets, taken as a whole.

                  "Objection" has the meaning set forth in Section 2.4(b).
                   ---------                               --------------

                  "Order" means any order, judgment, injunction, award,
                   -----
decree, or writ of any Governmental Authority.

                  "Organizational Documents" means the relevant certificate
                   ------------------------
or articles of incorporation, bylaws, memoranda, constitutional, organizational or other corporate governance documents.

                  "Parent" has the meaning set forth in the preamble to this
                   ------
Agreement.

                  "PBGC" means the Pension Benefit Guaranty Corporation or
                   ----
any successor to its functions.

                  "Pension Plan" has the meaning set forth in Section
                   ------------                               -------
4.21(f).
-------

                  "Permits" means licenses, franchises, permits, exemptions,
                   -------
certificates, consents, and other authorizations issued or administered by a Governmental Authority.

                  "Permitted Encumbrances" means (i) liens for taxes not yet
                   ----------------------
due and payable (other than taxes arising out of the transactions contemplated by the Agreement) for which adequate provision has been made in accordance with GAAP; (ii) minor imperfections of title that do not adversely interfere with the present or future ownership or use of any of the assets of the Targets; (iii) other non-monetary liens, claims, and non-monetary encumbrances relating to the assets of the Targets that (A) secure the liabilities of the Targets and (B) have been properly disclosed to Purchaser on Schedule 4.6 to this Agreement; (iv) other statutory liens
                ------------
which are not yet due and payable for which adequate provision has been made in accordance with GAAP; and (v) with respect to the Real Property of Canada Label and UK Label, Permitted Encumbrances shall also include, to the extent not included in clauses (i) to (iv) hereinabove: (a) all reservations, limitations, provisos and conditions expressed in the original grant from the Crown, provided that same do not constitute a Material Adverse Effect;
(b) any encroachments or defects, if any, which are or would be disclosed by any survey of the Real Property; (c) any subdivision, development, site plan or any other agreement with any Governmental Authority having jurisdiction over the Real Property which plans or agreements are registered on title or copies of which have been delivered to Purchaser, provided same have been complied with; (d) any registered or unregistered licenses, easements, rights-of-way, rights in the nature of easements and agreements with respect thereto which relate to the provision of utilities or services to the Real Property or any other lands (including, without limitation, agreements, easements, licenses, rights-of-way and interests in the nature of easements for access, sewers, drains, gas, steam, watermains, electrical light and power, telephone or telegraphic conduits, poles, wires, cables and other similar utilities or services); (e) all restrictions and restrictive covenants that run with the land, provided same have been complied with and do not constitute a Material Adverse Effect; (f) defects or irregularities in title which are of a minor nature and in the aggregate will not materially affect the use or marketability of the parcel of Real Property in question, taken as a whole; (g) any notices of lease or leases and notices of security interest against leasehold interests which are registered against title to the Real Property, provided the tenant is in possession; and (h) the qualifications contained in the Land Titles Act (Ontario), if applicable.

                  "Person" means and includes natural persons, corporations,
                   ------
limited liability companies, unlimited liability companies, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, business trusts and other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

                  "Post-Closing Period" means any taxable period or portion
                   -------------------
thereof beginning after the Closing Date or, as the context may require, all such periods and portions. If a taxable period begins on or before the Closing Date and ends after the Closing Date, then the portion of the taxable period that begins on the day following the Closing Date shall constitute a Post-Closing Period.

                  "Pre-Closing Period" means any taxable period or portion
                   ------------------
thereof ending on or before the Closing Date or, as the context may require, all such periods and portions. If a taxable period begins on or before the Closing Date and ends after the Closing Date, then the portion of the taxable period through the end of the Closing Date shall constitute a Pre-Closing Period.

                  "Purchase Documents" means this Agreement and any other
                   ------------------
agreements, documents, certificates, assignments or instruments to be executed and delivered pursuant to this Agreement.

                  "Purchase Price" has the meaning set forth in Section
                   --------------                               -------
2.4(c).
------

                  "Purchase Price Allocation" has the meaning set forth in
                   -------------------------
Section 2.2(a).
--------------

                  "Purchaser" has the meaning set forth in the preamble to
                   ---------
this Agreement.

                  "Purchaser Indemnitees" means Purchaser, Target and their
                   ---------------------
respective agents, representatives, employees, officers, directors, shareholders and Affiliates.

                  "Purchaser Tax Indemnitee(s)" means Purchaser and its
                   ---------------------------
Subsidiaries and Affiliates (including, after the Closing, each Target).

                  "Purchaser's Estimated Final Working Capital" has the
                   -------------------------------------------
meaning set forth in Section 2.4(a).
                     --------------

                  "Real Property" has the meaning set forth in Section
                   -------------                               -------
4.10(a).
-------

                  "Real Property Leases" has the meaning set forth in
                   --------------------
Section 4.10(g).
---------------

                  "Related Party" means any director, officer, shareholder,
                   -------------
Affiliate or any immediate family member of such Person.

                  "Release" shall have the same meaning ascribed thereto
                   -------
under CERCLA Section 101(22), except that it shall apply to any and all Hazardous Materials, not just CERCLA hazardous substances.

                  "Rights" means all arrangements, calls, commitments,
                   ------
contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any kind relating to, or securities or rights convertible into or exchangeable or exercisable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock.

                  "Scheme Actuary" means the actuary appointed to the Porter
                   --------------
Chadburn plc Pension Scheme in pursuance of Section 47(1)(b) Pensions Act
1995.

                  "Seller" has the meaning set forth in the preamble to this
                   ------
Agreement.

                  "Seller Indemnitees" means Seller and its agents,
                   ------------------
representatives, employees, officers, directors, shareholders and Affiliates.

                  "Selling Party" means Seller and any Subsidiary or
                   -------------
Affiliate of Seller, other than Target.

                  "Senior Subordinated Notes Guarantee" means the guarantee
                   -----------------------------------
of US Label with respect to Seller's 8 3/4 percent Senior Subordinated Notes due 2008, as described in that certain Indenture dated as of December 16, 1998, by and between Seller and State Street Bank and Trust Company as Trustee (as amended, restated, supplemented and modified from time to time).

                  "Senior Notes Guarantee" means the guarantee of US Label
                   ----------------------
with respect to Seller's 9 5/8 percent Senior Notes due 2012, as described in that certain Indenture dated as of March 13, 2002, by and between Seller and State Street Bank and Trust Company as Trustee (as amended, restated, supplemented and modified from time to time).

                  "Shares" has the meaning set forth in the first recital of
                   ------
this Agreement and shall include any dividends, distributions and securities issued in respect of such Shares between the date hereof and the Closing Date.

                  "Sterling" and "pound" means the lawful money of the
                   --------       -----
United Kingdom.

                  "Subsidiary" of any Person means (i) a corporation of
                   ----------
which more than fifty percent (50%) of the outstanding shares of capital stock of each class having ordinary voting power is owned by such Person, by one or more Subsidiaries of such Person, or by such Person and one or more of its Subsidiaries; or (ii) any other person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof directly or indirectly has more than fifty percent (50%) of the voting power thereof.

                  "Targets" means, collectively, US Label, Canada Label and
                   -------
UK Label and their respective subsidiaries and "Target" means any of the
                                                ------
Targets.

                  "Target Benefit Plan" means any Employee Benefit Plan
                   -------------------
maintained or contributed to by a Target or the Seller for the benefit of Employees of the Targets or with respect to which any Target has any Liability.

                  "Target Intellectual Property" shall have the meaning set
                   ----------------------------
forth in Section 4.12.
         ------------

                  "Tax" (and, with correlative meaning, "Taxes," "Taxable"
                   ---                                   ------   -------
and "Taxing") means (i) any net or gross income, receipts, franchise,
     ------
estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, consumption, capital, large corporations, goods and services, workers compensation, ad valorem, withholding, production, health, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profits, assets, environmental (including under Section 59A of the Code), customs duty, real property, real property gains, personal property, capital stock, social security, unemployment, pension, disability, payroll, license, employee or other withholding or other tax, assessment, fee, levy or other governmental charge of any kind whatever, whether disputed or not, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing; (ii) any liability for or in respect of the payment of any amount of a type described in clause (i) of this definition arising as a result of being or having been a member of any Affiliated Group; (iii) any liability for or in respect of the payment of any amount of a type described in clause (i) or (ii) of this definition as a transferee or successor, by contract or otherwise; and (iv) any charge imposed, in the case of any of clauses (i), (ii) and (iii) above, under the Laws of any jurisdiction, applicable to the Targets or their assets.

                  "Taxing Authority" means any Governmental Authority having
                   ----------------
or purporting to exercise jurisdiction with respect to any Tax.

                  "Tax Deed" means the Deed of Covenant to be entered into
                   --------
at Closing between Seller and Purchaser in substantially the form as set forth on Exhibit G attached hereto.

                  "Tax Return" means any return, declaration, report, claim
                   ----------
for refund, information return or other document (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of Tax or the administration of any legal requirement relating to any Tax.

                  "Third Party Claim" means any claim, suit or proceeding
                   -----------------
(including, without limitation, a binding arbitration or an audit by any Taxing Authority) that is instituted against the Indemnitee which, if prosecuted successfully, would result in a Loss for which the Indemnitee is entitled to indemnification hereunder.

                  "Threshold Amount" has the meaning set forth in Section
                   ----------------                               -------
9.6(a).
------

                  "Transfer Tax" means sales, use, transfer, real property
                   ------------
transfer, filing, recording, stock transfer, stamp, stamp duty reserve, value added, documentary and other similar Tax.

                  "Treasury regulations" means the regulations promulgated
                   --------------------
or proposed by the U.S. Treasury Department under the Code.

                  "UK" means the United Kingdom.
                   --

                  "UK Charges" means the charges, mortgages and/or
                   ----------
guarantees of which are set out in Schedule 4.6.
                                   ------------

                  "UK Entities" means the UK Targets incorporated in the
                   -----------
United Kingdom.

                  "UK Environmental Law" has the meaning given in Section
                   --------------------                           -------
4.32.
----

                  "UK Label" means MWL UK Limited, a private limited
                   --------
liability company incorporated in England and Wales, or such other UK Entity as Purchaser and Seller shall mutually agree.

                  "UK Label Shares" has the meaning set forth in the first
                   ---------------
recital of this Agreement.

                  "UK Pension Plans" has the meaning set forth in Section
                   ----------------                               -------
4.20(p).
-------

                  "UK Pension Provision" means the reserve in respect of the
                   --------------------
obligations of the UK Entities to contribute to the Porter Chadburn plc Pension Scheme, which shall be included as a current liability in the determination of Working Capital.

                  "UK Schemes" means each of the following: the Norwich
                   ----------
Union Executive Pension Plan insured with Norwich Union under Policy Number 20935204-3; the Stampiton Limited Group Personal Pension Plan insured with Scottish Mutual; the Porter Chadburn Personal Pension Fund established by an interim trust deed dated 18 August 1991; the Stampiton Limited Group Life Assurance Scheme; and the Group Life Assurance Scheme insured with Sun Life Financial of Canada (together "the Current UK Schemes") and the Porter
                               ----------------------
Chadburn plc Pension Scheme established by an interim trust deed dated 1 October 1959; the Porter Chadburn Discretionary Pension Scheme; the Treasures Old & New Pension Scheme; and the Porter Chadburn Group Staff Register Plan.

                  "UK Target" means UK Label and any of its Subsidiaries.
                   ---------

                  "UK Title Documents List" the list in the approved form of
                   -----------------------
title deeds relating to the UK Property.

                  "US Label" means Mail-Well Label USA, Inc., a Colorado
                   --------
corporation.

                  "US Label Shares" has the meaning set forth in the first
                   ---------------
recital of this Agreement.

                  "US Target" means US Label.
                   ---------

                  "Vehicles" means all motor vehicles, trucks, and forklifts
                   --------
owned by the Targets or in which any Target has an interest, and all warranties of third parties related thereto.

                  "Working Capital" has the meaning set forth in Section
                   ---------------                               -------
2.2(b).
------

                  "Working Capital Objective" has the meaning set forth in
                   -------------------------
Section 2.2(a).
--------------

                  "Working Capital Statement" has the meaning set forth in
                   -------------------------
Section 2.4(a).
--------------

         1.2.     Accounting Terms. For purposes of this Agreement,
                  ----------------
all accounting terms not otherwise defined herein have the meanings assigned to them in conformity with GAAP.

         1.3.     Other Definitional Provisions.
                  -----------------------------

                  (a) Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular and vice versa. The term "including" is not limiting, and the words "hereof," "herein," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. References to "Sections," "Appendices," "Exhibits" and "Schedules" are to Sections, Appendices, Exhibits and Schedules, respectively, of this Agreement, unless otherwise specifically provided. Terms defined herein may be used in the singular or the plural.

                  (b) Accounting principles and practices under GAAP shall be considered to be "consistently applied" when the accounting
                           --------------------
principles and practices observed in a current period are comparable in all material respects to the accounting principles and practices applied in the preceding period.

                                 ARTICLE 2
                       PURCHASE AND SALE OF THE SHARES

         2.1.     Purchase and Sale of the Shares. Upon the terms and
                  -------------------------------
subject to the conditions contained herein, Purchaser agrees to purchase from Seller at the Closing, and Seller agrees to sell to Purchaser at that time (and, solely with regard to the UK Label Shares, with full title guarantee), all of the Shares. Seller shall convey, and Purchaser shall purchase, the Shares at the Closing, free and clear of any and all Liens.

         2.2.     Purchase Price.
                  --------------

                  (a) The Purchaser shall pay at Closing an aggregate amount for the Shares ("Initial Purchase Price") equal to (i) $75,000,000 which shall be allocated to US Label Shares in the amount of $45.3 million; Canada Label Shares in the amount of $20.3 million; and UK Label Shares in the amount of $9.4 million ("Purchase Price Allocation") minus (ii) the
                             -------------------------   -----
Initial Purchase Price Adjustment.

                           The "Initial Purchase Price Adjustment" shall be
                                ---------------------------------
an amount equal to the sum of (i) all Indebtedness (excluding indebtedness
                       ------
under the KEDFA Bond) of the Targets as of the Closing Date and (ii) (x) if the Working Capital Objective exceeds the Estimated Working Capital, plus the amount of such excess or, (y) if the Estimated Working Capital exceeds the Working Capital Objective, minus the amount of such excess. "Working
                               -----                             -------
Capital Objective" means the sum of $19,500,000. Any portion of Initial
-----------------
Purchase Price Adjustment which relates to a particular Target shall be allocated to such Target, and if the adjustment cannot be specifically allocated to a particular Target, it shall then be allocated pro rata among the US Label Shares, Canada Label Shares and UK Label Shares based on the Purchase Price Allocation.

                  (b) Not later than three Business Days prior to the Closing Date, Seller shall deliver to Purchaser a Certificate of the chief financial officer of the Seller setting forth Seller's best estimate of a consolidated balance sheet of the Targets as of the Closing Date and the Working Capital of the Targets as of the Closing Date (the "Estimated
                                                            ---------
Working Capital"), each determined in accordance with GAAP consistently
---------------
applied in accordance with the Statement of

Accounting Principles set forth as Exhibit A hereto. "Working Capital" shall
                                   ---------          ---------------
equal (i) the sum of all current assets, including all accounts receivable, inventory, prepaid expenses, cash and cash equivalents, and minus (ii) the
                                                            -----
sum of all current liabilities, including all accounts payable, advance billings, accrued payroll, accrued expenses and the Employer's Due Contributions relating to the Porter Chadburn plc Pension Scheme, all determined in accordance with GAAP and the Statement of Accounting Principles.

         2.3.     Payment of Initial Purchase Price. At Closing, the
                  ---------------------------------
Purchaser shall deliver the Initial Purchase Price to Seller in cash by wire transfer of immediately available funds to an account designated by Seller, and against delivery by Seller to Purchaser of the Shares.

         2.4.     Adjustment of Purchase Price.
                  ----------------------------

                  (a) Within ninety (90) days after the Closing Date, Purchaser shall prepare and deliver to Seller (i) an audited consolidated balance sheet (the "Closing Balance Sheet") of Targets as of the Closing
                    ---------------------
Date, and (ii) a statement (the "Working Capital Statement") derived from
                                 -------------------------
the Closing Balance Sheet of the Working Capital of Targets as of the Closing Date ("Purchaser's Estimated Final Working Capital"). The Closing
               -------------------------------------------
Balance Sheet and the Working Capital Statement shall be prepared in accordance with GAAP consistently applied in accordance with the Statement of Accounting Principles. In connection with the Closing Balance Sheet and Working Capital Statement, Purchaser shall prepare and furnish to Seller a schedule (the "Closing Schedule") showing the difference, if any, between
               ----------------
the Estimated Working Capital and the Purchaser's Estimated Final Working Capital. Any Indebtedness of the Targets as of the Closing Date (excluding indebtedness under the KEDFA Bond) that was not included in the Estimated Working Capital or did not otherwise reduce the Initial Purchase Price shall be treated, without duplication, as a current liability for purposes of calculating the Final Working Capital. The Inventory shall be valued in accordance with GAAP consistent with past practice based on a physical count taken by Purchaser and observed by Seller immediately following the Closing Date.

                  (b) Seller shall have 60 days from the date of receipt of the Closing Balance Sheet, the Working Capital Statement and the Closing Schedule to review the Closing Balance Sheet, the Working Capital Statement and the Closing Schedule and to agree or disagree as to the Purchaser's Estimated Final Working Capital reflected thereon. The Purchaser's Estimated Final Working Capital shall be conclusive and binding upon the parties unless and to the extent Seller shall, within such 60 day period, deliver a written objection to Purchaser which shall specify in reasonable detail the nature of the objection and the basis therefor, and a computation of the Working Capital of Targets as of the Closing Date asserted by Seller (collectively, the "Objection"). Upon Purchaser's receipt of the Objection,
                    ---------
Purchaser and Seller shall negotiate in good faith to resolve the Objection, in which event the Closing Balance Sheet and the computation of the Working Capital, as amended to the extent necessary to reflect the resolution of the Objection, shall be conclusive and binding upon the parties. If the
Objection cannot be resolved by such negotiation within 20 days after Purchaser's receipt of the Objection, Purchaser may cause the Closing
Balance Sheet, the Working Capital Statement, the Closing Schedule, the Objection and all accounting work papers related thereto (collectively, the "Determination Materials"), to be submitted to a nationally recognized
 -----------------------
accounting firm (the "Accounting Arbitrator") selected by the Purchaser and
                      ---------------------
reasonably acceptable to the Seller, provided that the

Accounting Arbitrator shall not be engaged in providing services to the Seller, the Purchaser or any of their Affiliates. The Accounting Arbitrator shall review the Determination Materials and shall determine any disputed items, which may not be outside the range of the Working Capital reflected on the Closing Balance Sheet and the Working Capital Statement asserted in the Objection, and notify the parties of its determination within 30 days following the receipt of the Determination Materials, which determination shall be final and conclusive. The fees and expenses of the Accounting Arbitrator shall be shared equally by Seller and Purchaser. All determinations pursuant to this Section 2.4(b) shall be in writing and shall
                                --------------
be delivered to the parties hereto. The Working Capital of the Targets as of the Closing Date as agreed or determined pursuant to this Section 2.4(b)
                                                          --------------
shall be the "Final Working Capital".
              ---------------------

                  (c) The Initial Purchase Price, as adjusted pursuant to this Section 2.4(c), shall be the "Purchase Price," which shall be
        --------------                --------------
allocated pro rata to the US Label Shares, Canada Label Shares and UK Label Shares based on the Purchase Price Allocation. If the Estimated Working Capital exceeds the Final Working Capital, the Seller shall pay the amount of such excess to the Purchaser as a reduction to the Initial Purchase Price, in the manner and with interest as provided in Sections 2.4(d) and
                                                      ---------------
2.4(f) below. If the Final Working Capital exceeds the Estimated Working
------
Capital, the Purchaser shall pay the amount of such excess to the Seller as an increase to the Initial Purchase Price, in the manner and with interest as provided in Sections 2.4(e) and 2.4(f) below.
               ---------------     ------

                  (d)      Any payment to be made to Purchaser pursuant to
Section 2.4(c) shall be made by wire transfer of immediately available funds
--------------
by Seller to an account designated by the Purchaser in an amount equal to the payment due to Purchaser.

                  (e)      Any payment to be made to Seller pursuant to
Section 2.4(c) shall be made by wire transfer of immediately available funds
--------------
by Purchaser to an account designated by Seller in an amount equal to the payment due to Seller.

                  (f) Purchaser or Seller, as the case may be, shall make any deliveries or payment required by Sections 2.4(d) or 2.4(e) within
                                           ---------------    ------
five (5) days after the earlier to occur of the date (i) the parties agree as to the Final Working Capital or (ii) the Accounting Arbitrator notifies the parties of its determination of the Final Working Capital according to the provisions of Section 2.4(b) hereof (in either case, the "Adjustment
                  --------------                              ----------
Date"). Any amount due to Seller or refund due to Purchaser pursuant to this
----
Section 2.4 shall be paid together with interest on each payment amount from
-----------
the Closing Date until the date of payment at an annual interest rate (calculated on the basis of a 365-day year) equal to the prime rate published by The Wall Street Journal on the Closing Date.

                  (g) For purposes of Seller's preparation of any Objection, Purchaser shall afford, and shall cause each Target to afford to Seller and Seller's accountants, reasonable access to the offices, properties, books and records of each Target reasonably related to the preparation of the Objection, and shall furnish such persons with all information (including financial and operating data) concerning the Objection and the calculation of Final Working Capital as they may reasonably request. In such cases, "reasonable" access means access during ordinary business hours upon at least three (3) Business Days' notice, and without undue interruption of personnel.

         2.5.     Closing. The transactions provided for herein shall be
                  -------
consummated at a closing (the "Closing") to be held at the offices of
                               -------
Rothgerber Johnson & Lyons LLP in Denver, Colorado, commencing at 10:00 a.m. local time on the next business day following the satisfaction or waiver of all the conditions set forth in Article 6 and Article 7 to consummate the transactions contemplated hereby, or such later date as may be mutually agreed upon by the parties (the "Closing Date").
                                 ------------

                                 ARTICLE 3
                 REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser hereby represents and warrants to Seller that the statements contained in this Article 3 are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date, except as set forth and identified in the Schedules to this Agreement:

         3.1.     Organization and Qualification. Purchaser is a corporation
                  ------------------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to conduct its business, and to own, lease or operate its properties in the places where such business is conducted and such properties are owned, leased or operated.

         3.2.     Authority. Purchaser has full power and authority to
                  ---------
execute, deliver and perform its obligations under this Agreement and each of the Purchase Documents to which it is a party, and consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Purchaser of this Agreement and each of the Purchase Documents to which it is a party, has been duly and validly authorized and approved by all necessary action on the part of Purchaser. This Agreement and each of the Purchase Documents to which Purchaser is a party is the legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms. Neither the execution and delivery by Purchaser of this Agreement and each other Purchase Document to which it is a party nor the consummation by Purchaser of the transactions contemplated hereby and thereby will (a) violate Purchaser's Certificate of Incorporation, Bylaws or other Organizational Documents, (b) violate any Law of any Governmental Authority to which Purchaser is subject, or by which its assets are bound, or (c) conflict with, result in a breach of, or constitute a default under any indenture, mortgage, lease, agreement or other instrument to which Purchaser is a party or by which any of its assets or properties are bound.

         3.3.     Investment. The Shares are being and will be acquired for
                  ----------
investment purposes only for Purchaser's own account and not with a view to the resale or distribution of any part thereof in violation of applicable securities laws.

         3.4.     Litigation. No action, suit, proceeding or governmental
                  ----------
investigation is pending or, to Purchaser's knowledge, threatened against Purchaser, at law or in equity, which seeks to question, delay or prevent the consummation of all or any portion of the transactions contemplated hereby.

         3.5.     Brokerage Commission. The Purchaser has not taken any
                  --------------------
action which would entitle any person or entity to any brokerage commission, finder's fee or like payment from Seller or any of its Affiliates in connection with the transactions contemplated in this Agreement.

         3.6.     Financing. Purchaser has commitments from third parties to
                  ---------
provide funds for the transactions contemplated by this Agreement, copies of which are attached hereto as Schedule 3.6.
                             ------------

         3.7.     Competition Act (Canada)
                  ------------------------

         The Purchaser together with its affiliates (as that term is defined in the Competition Act (Canada), had:

                  (a) no assets in Canada, determined as of December 31, 2001 and in such manner as is prescribed for purposes of the Competition Act (Canada); and

                  (b) no gross revenues from sales in, from or into Canada, determined for the year ended December 31, 2001 and in such manner as is prescribed for purposes of the Competition Act (Canada).

                                 ARTICLE 4
                REPRESENTATIONS AND WARRANTIES OF THE SELLER

         Seller hereby represents and warrants to Purchaser that the statements contained in this Article 4 are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date, except to the extent as set forth and identified in the Schedules to this Agreement corresponding to the lettered and numbered sections contained in this Article 4. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document, agreement or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself), except to the extent the exception is reasonably apparent on the face of the document or agreement.

         The only representations, warranties or covenants given in relation to Taxes of the UK Entities are those specified in the Tax Deed.

         4.1.     Capitalization; Legal Status; Qualification; Title to
                  -----------------------------------------------------
Shares.
------

                  (a) Each Target is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has all necessary corporate power, authority and capacity to own all of its property and assets presently owned and to carry on its business as presently conducted. Each Target is duly qualified or licensed to do business and is in good standing as a foreign corporation in all jurisdictions where the nature or conduct of its business as now conducted requires such qualification. Seller has furnished to Purchaser for each Target a complete and correct copy of the Organizational Documents, each as amended or restated, as currently in effect and as in effect as of the Closing. None of the Targets is in violation of any of the provisions of its Organizational Documents. The minute books of each Target contain in all material respects complete and accurate records of all actions taken and resolutions adopted by it's Board of Directors (and any committees thereof) and shareholders since its organization. The stock transfer ledger of each Target accurately reflects the ownership of its capital stock. Complete and accurate copies of all the minute books of each Target and the stock transfer ledger of each Target have been furnished to Purchaser. Except as set forth on Schedule 4.1, statutory records and public filings of
                       ------------
documents as required by law in respect of each UK Entity have been completed correctly and filed on time.

                  (b) The authorized, allotted and issued capital stock of each Target is set forth in Schedule 4.1 hereof. All of the shares of
                               ------------
capital stock of each Target are fully paid and non-assessable and were issued pursuant to a valid exemption from registration under applicable securities laws, including under the Act where it is applicable. No shares of the capital stock of any class or series of the Targets are reserved for issuance. The Targets have no obligation to issue any additional shares of their capital stock of any class or series, or securities convertible into or exchangeable for shares of the capital stock of any class or series of the Targets. There are no outstanding rights to either demand registration of any shares of the capital stock of any class or series of the Targets under applicable securities law or to sell any shares of the capital stock of any class or series of the Targets in connection with such a registration. No other class of capital stock or other ownership interests of the Targets is authorized or outstanding. None of the outstanding shares of capital stock of any class or series of the Targets on the date hereof has been issued in violation of any preemptive rights of the current or past shareholders of the Targets. No Rights relating to the capital stock of any class or series of the Targets are issued or outstanding nor are there any agreements, written or oral, providing for the issuance of any Rights relating to the capital stock of any class or series of the Targets.

                  (c)      Except as set forth on Schedule 4.1, Seller is the
                                                  ------------
owner of all right, title and interest (legal and beneficial) in and to the Shares, free and clear of all Liens and all shares of capital stock of each Target which are not included in the definition of "Shares" are owned free and clear of all Liens by Target or a direct or indirect Subsidiary of Target. Upon delivery of certificates representing the Shares to be sold by Seller hereunder and payment therefor pursuant to this Agreement, good, valid and marketable title to such Shares, free and clear of all Liens or equities will be transferred to Purchaser.

         4.2.     Subsidiaries. Except as set forth on Schedule 4.2, no
                  ------------                         ------------
Target has any Subsidiaries, nor does any Target, directly or indirectly, own or have any interest in the capital stock of, or any other interest in, any Person.

         4.3.     No Violation. Except as set forth in Schedule 4.3
                  ------------                         ------------
(collectively, the "Required Consents and Notices"), the execution and
                    -----------------------------
delivery by Seller of this Agreement or any other Purchase Document to which it is a party, the consummation of the transactions contemplated hereby and thereby, and the performance by Seller of this Agreement and each other Purchase Document to which it is party in accordance with their respective terms and conditions will not:

                  (a) conflict with the Organizational Documents of Seller or any of the Targets;

                  (b) require Seller or any of the Targets to obtain any consents, approvals, Permits, authorizations or actions of, or make any filings with or give any notices to, any Governmental Authority or any other Person;

                  (c) violate any Law of any Governmental Authority applicable to Seller or to any of the Targets;

                  (d) violate any Orders of any court or Governmental Authority applicable to Seller or any of the Targets or their respective properties, assets or businesses;

                  (e) violate, conflict with or result in a breach of any of the terms and conditions of, result in a material modification of the effect of, otherwise cause the termination of or give any other contracting party the right to terminate, accelerate, cancel, impose any fees or penalties, or constitute (or with notice or lapse of time or both constitute) a default under any contract, agreement, debt, note, lease, bond, mortgage, indenture or other similar instrument or license or result in the creation of any Lien upon the Shares or on any of the properties or assets of the Seller or any of the Targets, except as set forth on Schedule
                                                                   --------
4.3; or
---

                  (f) violate or result in the loss of any right under, termination, revocation or suspension of any Permit.

         4.4.     Power and Authority. The Seller has the full power,
                  -------------------
capacity and authority necessary to (i) enter into and perform its obligations under this Agreement and the other Purchase Documents to which Seller is a party and (ii) to consummate the transactions contemplated hereby and thereby.

         4.5.     Due Authorization; Validity; Enforceability. The Purchase
                  -------------------------------------------
Documents and all other instruments or documents executed by the Seller in connection with the Purchase Documents have been duly executed and delivered, and constitute legal, valid and binding obligations of the Seller, enforceable in accordance with their respective terms. The execution, delivery and performance of this Agreement and each other Purchase Document have been duly authorized by the Seller and each Target, as applicable.

         4.6.     Ownership of Assets. Except as set forth on Schedule 4.6,
                  -------------------                         ------------
the Targets have good and indefeasible or marketable, as appropriate, title to, or a valid leasehold interest in, or valid license to use, the properties and assets shown on the Most Recent Financial Statements or acquired thereafter and all other properties and assets they use in and which are necessary for the conduct of the Business (the "Assets"), except
                                                          ------
for properties and assets disposed of in the ordinary course of business since the date of the Most Recent Financial Statements, and subject to no Liens except for Permitted Encumbrances. The buildings, Equipment and other tangible and intangible assets of the Targets are sufficient to operate the Business as presently conducted as an independent going concern from and after the Closing Date, and all such tangible assets are in good operating condition, subject to ordinary wear and tear, and are fit for use in the ordinary course of business.

         4.7.     Financial Statements; Other Information. Attached to
                  ---------------------------------------
Schedule 4.7 are the following financial statements (collectively, the
------------
"Financial Statements"): the unaudited consolidated balance sheets and
 --------------------
statement of income for the Targets and their Subsidiaries as of and for the years ending December 31, 2000 and December 31, 2001 and as of and the period from January 1, 2002 through March 31, 2002 (the "Most Recent
                                                                 -----------
Financial Statements"). The Financial Statements (including the notes
--------------------
thereto) are correct and complete, consistent with the books and records of the Targets, have been prepared in accordance with GAAP, applied on a consistent basis throughout the periods covered thereby, and present fairly the financial condition as of the dates indicated and the results of operations and the cash flows of the Targets and their Subsidiaries for the periods then ended, except in the case of the unaudited financial statements for (i) the absence of notes, (ii) the absence of a statement of cash flows, and (iii) typical year-end adjustments. None of the Targets has used any improper accounting practice that would have the effect of reflecting in the Financial Statements or the books and records of the Targets any properties, assets, liabilities, revenues or expenses, not in accordance with GAAP. The books, records and accounts of the Targets maintained with respect to the Business accurately and fairly reflect in reasonable detail the transactions and the assets and liabilities of the Targets with respect to the Business. None of the Targets has engaged in any transaction with respect to the Business, maintained any bank account for the Business, or used any of its funds in the conduct of the Business, except for transactions, bank accounts, and funds which have been and are reflected in the normally maintained books and records of the Targets.

         4.8.     Absence of Undisclosed Liabilities.
                  ----------------------------------

                  (a) None of the Targets has any Liabilities, whether contingent, liquidated or otherwise, nor any unrealized or anticipated losses, except (i) Liabilities that are fully reflected or reserved against in the Most Recent Financial Statements (including any notes thereto), which reserves are in accordance with GAAP, and (ii) Liabilities incurred by the Targets which (a) have arisen after the date of the Most Recent Financial Statements in the ordinary course of business (none of which is a result of any breach of contract, tort, breach of warranty or infringement or violation of law by a Target) consistent with past practices or (b) are not required by GAAP to be reflected or reserved against on a balance sheet. Except as set forth on Schedule 4.8, none of the Targets is directly or
                       ------------
indirectly liable, by guarantee, indemnity or otherwise, upon or with respect to, or obligated, by discount or repurchase agreement or in any other way, to provide funds with respect to, or obligated to guarantee or assume, any Liability for any Person. Except as set forth on Schedule 4.8,
                                                             ------------
none of the Targets has any Indebtedness. Schedule 4.8 further sets forth
                                          ------------
the outstanding principal amount, interest rate, maturity date, name of lender and party with respect to all Indebtedness of the Targets.

                  (b) Since the date of the Most Recent Financial Statements, (i) the Business of the Targets has been conducted in the ordinary course consistent with past custom and practice including with respect to the timely payment of accounts payable and collection of accounts receivable, (ii) there has not occurred any event, change or development which has had or is reasonably expected to have, individually or in the aggregate, a Material Adverse Effect and (iii) there has not been any action or transaction that, if it were taken or occurred after the date hereof, would constitute a breach of Section 5.1 hereof.
                             -----------

         4.9.     Leased Personal Property. Schedule 4.9 contains a true and
                  ------------------------  ------------
correct list of each lease by a Target of any Vehicle, Equipment or Furniture and Fixtures that requires payment by Target of $100,000 or more during any Fiscal Year and is not terminable within 180 days of the date hereof. Seller has delivered true, complete and correct copies of each lease listed on

Schedule 4.9, and any amendments, extensions, and renewals thereof, to
------------
Purchaser. Each of the leases described on Schedule 4.9 is in full force and
                                           ------------
effect, and there are no existing defaults or events or default, real or claimed, under any of such leases by a Target or, to the Seller's knowledge, any other party to such leases or any event which, with notice or the lapse of time, or both, will create a default thereunder by a Target or, to the Seller's knowledge, any other party to such leases. No rights of a Target under such leases have been assigned or otherwise transferred as security for any obligation of the Target. Except as described on Schedule 4.9, the
                                                         ------------
consummation of the transactions provided for herein will not create or constitute a default or event of default under any such lease or require the consent of any other party to any such lease in order to avoid a default or event of default.

         4.10.    Real Property; Leased Real Property.
                  -----------------------------------

         The representations and warranties set forth in this Section 4.10 shall not apply to the UK Entities.

                  (a)      Schedule 4.10(a) contains a true and correct list
                           ----------------
of each parcel of real property owned by a Target (the "Real Property") and
                                                        -------------
a summary description of all plants and structures located thereon. Each Target owns good and marketable fee simple title to its Real Property free and clear of any Liens except for Permitted Encumbrances. Except as set forth on Schedule 4.10(a), no Target has granted, and no party has, any right or option to acquire or occupy the Real Property or any portion thereof other than Purchaser.

                  (b) The Real Property is in compliance with all laws, rules, regulations, and ordinances, including, without limitation, zoning and building codes.

                  (c) Each Target, as applicable, and the Real Property are in material compliance with all Liens, encumbrances, easements, restrictions, and other matters of record affecting the Real Property, and no Target has received any notice alleging any default under any of such Liens, encumbrances, easements, restrictions, or other matters.

                  (d) Each Target has obtained all Permits necessary to operate the business currently being conducted on its respective Real Property. All such Permits are valid and in full force and effect and each Target has paid any fees that are currently due in connection therewith. Seller has not received any notice alleging a violation under any of such Permits. The consummation of the transactions provided for herein will not violate the terms of, or create a default or event of default under, any such Permit or require the consent of any other party in order to avoid a violation or default.

                  (e) The Targets have not received any written notice of any pending or threatened condemnation, eminent domain, expropriation or other similar proceedings affecting any of the Real Property.

                  (f) The Real Property abuts public rights-of-way and has direct access thereto or, if access is provided across adjoining property, such access is provided by means of valid, existing and insurable easement benefiting the Real Property.

                  (g)      Attached hereto as Schedule 4.10(g) is a complete
                                              ----------------
and accurate list of the leases (including any and all modifications thereof) of a Target related to real property (the "Real Property Leases").
                                                    --------------------
Each Real Property Lease is legal, valid, binding and enforceable by the respective Target and is in full force and effect, except as such enforceability against a third party may be limited by the effects of bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights and remedies of creditors, and the effects of general principles of equity, whether applied by a court of law or equity. Seller has delivered true, correct and complete copies of all Real Property Leases, together with any and all modifications thereto, to Purchaser. Except as set forth in Schedule 4.10(g), the respective Target owns all of the lessee's or
         ----------------
tenant's interest under the Real Property Leases and has not assigned, pledged or otherwise hypothecated any such interest. There are no defaults under the Real Property Leases by a Target or, to the Seller's knowledge, the lessor or landlord thereunder, and there are no events which with the passage of time or notice, or both, will create a default thereunder by a Target or, to the Seller's knowledge, any other party to such Real Property Leases. The Targets have not received any notice alleging any default under any of the Real Property Leases, and there are no brokerage or leasing commissions, or any similar charges or commissions, due in connection with any of the Real Property Leases which will be binding on Purchaser after Closing. Except as described on Schedule 4.10(g), the consummation of the
                                ----------------
transactions provided for herein will not create or constitute a default or event of default under any such lease or require the consent of any other party to any such lease to avoid a default or event of default.

                  (h) Each property which comprises a portion of the Real Property complies with all applicable subdivision and/or platting requirements, and there are no material structural or other defects, latent or otherwise, in any of the improvements. The Targets have not received any notice alleging any defect or deficiencies therein.

                  (i) All contractors, subcontractors and other persons or entities furnishing work, labor, materials or supplies to the Real Property have been paid in full and, other than routine ongoing charges, there are no claims against the Real Property or the Targets in connection therewith.

                  (j) Neither Seller nor Target have received any notice of the expropriation of all or any of the Real Property, and such parties are not aware of any expropriation proceeding pending or threatened against or affecting the Real Property or any part thereof nor of any discussions or negotiations which could lead to any such expropriation.

                  (k) There are no agreements, undertakings or other documents which affect or relate to the title to, or ownership of the Real Property other than those registered on title against the Real Property.

                  (l) Target has not entered into any agreement to sell, transfer, encumber, or otherwise dispose of or impair its right, title and interest in and to the Real Property or the air, density and easement rights relating to the Real Property.

                  (m) All accounts for work and services performed or materials placed or furnished upon or in respect of the construction and completion of any of the buildings, improvements or other structures constructed on the Real Property have been fully paid and no one is entitled to claim a lien under the Construction Lien Act (Ontario), or similar U.S. or UK laws, or other similar legislation for such work performed by or on behalf of Canada Label, Mail-Well Label USA, Inc., or Mail-Well Holdings Limited and subsidiaries thereof.

                  (n) Canada Target has not made application for a rezoning of any of the Real Property and Canada Label has no actual knowledge of any pending change without obligation to inquire of any owners or users or neighboring real properties of any Governmental Authority, to any zoning affecting the Real Property.

                  (o) Canada Target's Real Property located in the Province of Quebec does not form part of an immovable complex within the meaning of the "Act respecting the Regie du Logement" (Quebec).

                  (p) No part of Canada Target's Real Property located in the Province of Quebec is located within a designated agricultural region under the "Act to Preserve Agricultural Land" (Quebec).

                  (q) No part of Canada Target's Real Property located in the Province of Quebec is subject to any restriction under the "Cultural Property Act" (Quebec).

         4.11.    Contracts.
                  ---------

                  (a)      Schedule 4.11(a) contains a true and correct list
                           ----------------
of each Contract to which a Target is a party (other than purchase orders) not otherwise listed on Schedules 4.8, 4.9, 4.10(g), 4.12, 4.13, 4.18, 4.20
                        -------------  ---  -------  ----  ----  ----  ----
or 4.31, that requires or could require any party thereto to pay $100,000 or
   ----
more in any Fiscal Year or is otherwise material to the Business of the Targets when taken as a whole, and, without limiting the generality of the foregoing, that:

                              (i) is with any present or former employee, officer, director, shareholder, agent, consultant, or any entity in which any of the foregoing is a controlling person;

                             (ii) is for the future purchase of, or payment for, supplies, materials, goods, products or other personal property, or for the furnishing or receipt of services by a third party the performance of which will extend over a period of more than one year;

                            (iii) requires a Target to sell, distribute, supply, or otherwise market products or to perform maintenance, services or similar duties;

                             (iv) is a distribution, dealer, representative, or sales agency contract;

                              (v) is a note, debenture, bond, equipment trust agreement, letter of credit agreement, loan agreement, or other contract or commitment for the borrowing or lending of money or agreement or arrangement for a line of credit or guarantee, pledge, or undertaking of the indebtedness of any other person;

                             (vi) is for any charitable or political
         contribution;

                            (vii) limits or restrains a Target or any successor thereto from engaging or competing in any manner or in any business or imposes confidentiality on a Target;

                           (viii) is between Target and any Affiliate thereof;

                             (ix) relates to a joint venture, partnership, shareholder arrangement or voting trust involving a Target;

                              (x) provides for a material indemnification obligation of the Targets;

                             (xi) is a settlement, conciliation or similar agreement; or

                            (xii) is with Seller and its Affiliates (other than the Targets).

                  (b)      Schedule 4.11(b) contains a true and correct list
                           ----------------
of all commitments for capital expenditures by the Targets that have been approved or made prior to the date of this Agreement in excess of $100,000 and that remain outstanding as of the date hereof.

                  (c)      Each of the Contracts listed or described in
Schedule 4.11(a) (or Schedules 4.8, 4.9, 4.10(g), 4.12, 4.13, 4.18, or 4.20)
----------------     -------------  ---  -------  ----  ----  ----     ----
(i) was entered into by a Target in the ordinary course of business consistent with past practice, (ii) is legal, valid, binding and enforceable by a Target, and is in full force and effect, except as such enforceability against a third party may be limited by the effects of bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights and remedies of creditors, and the effects of general principles of equity, whether applied by a court of law or equity; (iii) except as provided in the above referenced Schedules or in Schedule 4.3, the
                                                 ------------
consummation of the transactions contemplated hereby will not conflict with or result in a breach of any of the terms and conditions of, result in a modification of, or otherwise cause the termination of any such Contract;
(iv) there exists no breach, violation of, or default under any of such Contracts by a Target or, to the Seller's knowledge, any other party to such Contracts or any event which, with notice or the lapse of time, or both, will create a breach or violation thereof or default thereunder by Target or, to the Seller's knowledge, any other party to such Contracts.

                  (d)      Except as set forth on Schedule 4.11(d), there
                                                  ----------------
exists no actual or, to the Seller's knowledge, threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any Contract listed in Schedule 4.11(a) (or Schedules 4.8, 4.9, 4.10(g),
                       ----------------     -------------  ---  -------
4.12, 4.13, 4.18 or 4.20).
----  ----  ----    ----

                  (e) No Related Party owns or has an interest in, directly or indirectly, in whole or in part, any tangible or intangible property used in the conduct of the Business. Except as described on
Schedule 4.11(e), Target does not currently, directly or indirectly,
----------------
guarantee or assume any indebtedness for borrowed money or otherwise to the benefit of any Related Party. Except as described in Schedule 4.11(e), the
                                                     ----------------
Targets do not have an agreement to make any loans, payments or transfers of Target's assets to any Related Party.

         4.12.    Intellectual Property.
                  ---------------------

                  (a)      Schedule 4.12 contains a true and correct list of
                           -------------
the material Intellectual Property used or contemplated by Seller for use by the Targets in the conduct of their business which a Target owns or has the right to use. Except as set forth in Schedule 4.12, each Target owns or has
                                     -------------
the right to use all Intellectual Property necessary for the conduct of its Business as presently conducted, free and clear of any Liens other than Permitted Encumbrances (the "Target Intellectual Property"). Except as set
                             ----------------------------
forth in Schedule 4.12, all of the Target Intellectual Property rights are
         -------------
valid and enforceable. No Related Party (other than any of the other Targets) owns or has an interest in, directly or indirectly, in whole or in part, any Target Intellectual Property.

                  (b) The use by Targets of the Target Intellectual Property does not infringe upon or conflict with any rights claimed in any Intellectual Property by any third party. No use by a Target of any Intellectual Property licensed to it violates the terms of any agreement pursuant to which it is licensed. No claim is pending or, to the Seller's knowledge, threatened that alleges that any Intellectual Property owned or licensed by a Target or that the Target otherwise has the right to use is invalid or unenforceable by the Target. To the Seller's knowledge and except as set forth on Schedule 4.12, no Person is infringing upon or otherwise
                -------------
violating the Intellectual Property rights of a Target.

                  (c) Except for commercially available licenses with an annual cost of $100,000 or less, true, correct, and complete copies of all Contracts pursuant to which a Target is a licensor, licensee, reseller or distributor of Intellectual Property, have been provided to Purchaser (the "IP Licenses"). All such Contracts are in full force and effect and there
 -----------
are no existing defaults under any of such Contracts by a Target or, to the Seller's knowledge, any other party to such Contracts or any event which, with notice or the lapse of time, or both, will create a breach or violation thereof or default thereunder by the Target or, to the Seller's knowledge, any other party to such Contracts that would give the non-defaulting party a right to terminate any such Contract or a right to receive any payment pursuant to such Contract. Except as set forth in Schedule 4.12, the
                                                  -------------
transactions contemplated by this Agreement will not result in the termination of, or otherwise require the consent of any party to, any IP License.

                  (d) Each UK Entity complies in full with, and has in place all necessary registrations and procedures under, the Data Protection Act 1984 of the United Kingdom.

                  (e) Each UK Entity has put all necessary procedures in place in order to comply with the Data Protection Act 1998 of the United Kingdom.

                  (f) No UK Entity has received a notice from or been subject to enquiries by the Data Protection Registrar or Commissioner regarding non-compliance or alleged non-compliance by the Company with any provision of the Data Protection Acts 1984 and 1998 (including, without limitation, the data protection principles).

                  (g) No individual has alleged that any UK Entity has failed to comply with the provisions of the Data Protection Acts 1984 and 1998 or claimed compensation from the Company under that Act including for unauthorised disclosure of personal data.

                  (h) The data utilised by the UK Entity in its business and/or transferred to the Company's customers and/or business partners (including transfers to other companies within the group of companies of which the UK Entity is part) has been lawfully obtained and each UK Entity is entitled to use the same, transfer the same and grant such rights therein as it grants to its customers and/or business partners in respect of the use of such data.

         4.13.    Insurance. Schedule 4.13 lists all of the insurance
                  ---------  -------------
policies held by or on behalf of the Targets, with the effective date and coverage amounts indicated thereon and also indicates any self-insurance plans or policies. Such policies and binders are valid and enforceable in accordance with their terms and are in full force and effect. Schedule 4.13
                                                              -------------
further sets forth all obligations of the Targets to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policies under which such coverage is provided.

         4.14.    Environmental Matters and OSHA.
                  ------------------------------

         The representations and warranties set forth in this Section 4.14
                                                              ------------
shall not apply to the UK Entities.

                  (a) Seller has provided Purchaser true and complete copies of, all environmental site assessments, test results, analytical data, boring logs, and other environmental reports, studies or material documents in the possession, custody or control of the Targets or Seller, concerning any of the Real Property or the current or former facilities or operations of the Targets.

                  (b)      Except as set forth in Schedule 4.14(b) hereto,
                                                  ----------------
each Target:

                             (i) has been and is in compliance with all Environmental Laws and Health and Safety Laws, and has not (A) been notified that it is potentially liable under or (B) received any requests for information or other correspondence concerning its current or former operation or facilities, under Environmental Law, including without limitation CERCLA, the Environmental Protection Act (Ontario), Ontario Water Resources Act (Ontario), Pesticides Act (Ontario) and Gasoline Handling Act (Ontario);

                            (ii) has accurately prepared and timely filed with the appropriate jurisdictions all reports and filings required pursuant to any Environmental Laws applicable to the Target and its Business;

                           (iii) has not entered into or received any consent decree, compliance order, or administrative order, or settlement, indemnification, or release agreement or proposed agreement from any Governmental Authority or other third party relating to environmental protection or any Liability under Environmental Laws or Health and Safety Laws;

                            (iv) has not entered into or received, nor is the Target in default under any judgment, order, writ, injunction or decree of any federal, state, provincial, foreign, or municipal court or other governmental authority relating to environmental protection or any Liability under any Environmental Laws;

                             (v) has obtained all Environmental Permits necessary in connection with the operations or the ownership, use, or lease of any assets of the Target or its Business. The Target and its Business is and has been in compliance with each such Environmental Permit (including any information provided on the applications therefor) and no such Environmental Permit restricts the Target from operating any Equipment covered by such Environmental Permit as currently being conducted.

                  (c) With respect to each Target, its predecessors and Affiliates of the Business:

                             (i) neither Seller nor the Target has received any oral or written notice of nor are there any actions, suits, claims, arbitration proceedings, or complaints pending or, to the Seller's knowledge, threatened by any Governmental Authority or any other Person against Target relating to compliance with or any Liabilities under Environmental Laws or Health and Safety Laws;

                            (ii) except as set forth on Schedule 4.14(c),
                                                        ----------------
         there has been no disposal, spillage, burial, placement, or other Release of Hazardous Materials by Target or any of its predecessors or any other party on, in, at, about, or from any of the Real Property or Leased Real Property or any other facility or property owned or operated by a Target or any of its predecessors;

                           (iii) none of the Targets, its predecessors or affiliates has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or released any Hazardous Materials in a manner that does not comply with all applicable Environmental Laws or which has or would result in a Liability or corrective, remedial or investigatory obligation to a Target;

                            (iv) except as disclosed on Schedule 4.14(c), all
                                                        ----------------
         above-ground and underground storage tanks, oil/water separators, sumps, septic systems, asbestos containing materials, landfills, surface impoundments or disposal areas located at the Real Property or the Leased Real Property are in compliance with Environmental Laws; and

                             (v) There are no events, conditions or
         circumstances with respect to the past or present facilities or operations of Targets, their predecessors or Affiliates or the Business which have resulted or would result in liability or investigation, corrective or remedial obligation under Environmental Laws.

                  (d) Each Target is in compliance with Health and Safety Laws and none of the Targets has received any notice that past or present conditions of its properties or assets violate any applicable Health and Safety Laws or otherwise can be made the basis of any claim, citation, proceeding, or investigation, based on or related to violations of Health and Safety Laws.

         4.15.    Litigation. Except as set out in Schedule 4.15, and, in
                  ----------                       -------------
respect of labor claims, Schedule 4.18, (i) none of the Targets is subject
                         -------------
to any outstanding injunctions, judgments, orders, decrees or rulings; and
(ii) there are no claims, charges, arbitrations, grievances, actions, suits, proceedings, or investigations pending, or to the Seller's knowledge, threatened against any of the properties or assets of any Target or it business operations, at law or in equity, before or by arbitrator, court or Governmental Authority, including without limitation, any claims opposing or attempting to cancel any Target Intellectual Property rights, nor to the Seller's knowledge, is there any basis for the foregoing.

         4.16.    Absence of Changes. Except as set forth on the face of
                  ------------------
the Most Recent Financial Statements or on Schedule 4.16, each Target has
                                           -------------
conducted its Business in the ordinary course, and since March 31, 2002, there has not been any transaction or occurrence in which a Target has:

                  (a) suffered any change, effect or circumstance (except for changes, effects and circumstances in the ordinary course of business), in the business, operations, condition (financial or otherwise), liabilities, assets, or earnings;

                  (b) incurred any obligations or liabilities of any nature other than items incurred in the ordinary course of business or increased (or experienced any change in the methods of calculating) any bad debt, contingency, or other reserve, other than in the ordinary course of business and consistent with GAAP;

                  (c) paid, discharged, or satisfied any claim, Lien or Liability (whether absolute, accrued, contingent, and whether due or to become due), other than the payment, discharge, or satisfaction in the ordinary course of business of claims, Liens, or Liabilities of the type reflected or reserved against in the Financial Statements or which were incurred in the ordinary course of business;

                  (d) permitted, allowed, or suffered any of its properties or assets (real, personal or mixed, tangible, or intangible) to be subjected to any Lien, other than Permitted Encumbrances and purchase money security interests in acquired assets (all of which purchase money security interests are identified on Schedule 4.16);
                                     -------------

                  (e) written down or written up the value of any Inventory (including write-downs by reason of shrinkage or markdowns), determined as collectible any Accounts Receivable or any portion thereof which were previously considered uncollectable, or written off as uncollectable any Accounts Receivable or any portion thereof except in the ordinary course of business and consistent with GAAP;

                  (f) cancelled any debts or waived any claims or rights other than in the ordinary course of business;

                  (g) incurred any Indebtedness other than in the ordinary course of business;

                  (h) paid, loaned, distributed, or advanced any amounts to, sold, transferred, or leased any properties or assets (real, personal or mixed, tangible or intangible) to, purchased, leased, licensed, or otherwise acquired any such properties or assets from, or entered into any other agreement or arrangement with any Related Party (other than any of the Targets or subsidiaries thereof) other than in the ordinary course of business;

                  (i) entered into, terminated or materially modified any collective bargaining or labor agreement (oral and legally binding or written), made any material change to any Target Benefit Plan (including the establishment of any new such plans or any amendment that extends the extension of coverage under any such plans to new groups of employees or other individuals not previously covered), or experienced any organized slowdown, work interruption, strike, or work stoppage;

                  (j) sold, transferred, or otherwise disposed of any of its material properties and assets except in the ordinary course of business consistent with past practice, or made any acquisition of all or any part of the properties, capital stock or business or any other Person;

                  (k) granted or incurred any obligation for any increase in the compensation or benefits of any officer of Target or, except in the ordinary course of business, any Employee (including, without limitation, any increase pursuant to any bonus, pension, profit-sharing, retirement, or other plan or commitment);

                  (l) made any material change in any method of accounting or accounting principle, practice, or policy;

                  (m) suffered any casualty loss or damage in excess of $100,000 in the aggregate (whether or not insured against);

                  (n)      made or agreed to make any charitable
contributions, illegal payments, bribes or kickbacks or incurred or agreed to incur any non-business expenses;

                  (o) amended any provision of its Organizational Documents or changed any of its authorized or issued capital stock or any rights with respect thereto;

                  (p) engaged in any material transaction other than in the ordinary course of business;

                  (q) materially changed any of its business policies, including advertising, investments, marketing, pricing, purchasing, production, personnel, sales, returns, budget or product acquisition policies, except in the ordinary course of business;

                  (r) terminated or failed to renew, or received any written threat to terminate or fail to renew, any Contract or other agreement material to the Business, except in the ordinary course of business;

                  (s) Since December 31, 2001, no Target has made any Tax election, adopted or changed any accounting method for Tax purposes, filed any amended Tax Return, consented to or entered into any closing agreement or similar agreement with any Taxing Authority, consented to or settled or compromised any Tax claim or assessment or taken any position inconsistent with any past practice on any Tax Return; or

                  (t) agreed, so as to legally bind Target whether in writing or otherwise, to take any of the actions set forth in this Section
                                                                   -------
4.16 and not otherwise permitted by this Agreement.
----

         4.17.    Brokers and Finders. Except as set forth on Schedule
                  -------------------                         --------
4.17, neither the Seller nor any of their Related Parties has employed any
----
investment banker, financial advisor, broker or finder in connection with the transactions contemplated by this Agreement, and none of the Targets has incurred any obligation or liability to any party for any brokerage fees, agent's commissions, or finder's fees in connection with the transactions contemplated by this Agreement.

         4.18.    Labor Matters.
                  -------------

                  (a)      Except to the extent set forth in Schedule
                                                             --------
4.18(a), (i) there is no labor strike, dispute, slowdown, stoppage or
-------
lockout actually pending, or to the Knowledge of Seller, threatened against or affecting any Target, (ii) no union claims to represent the employees of any Target, (iii) no Target is a party to or is bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Targets, (iv) to the Knowledge of Seller, there are no current union organizing activities among the employees of a Target, (v) true and correct copies of all personnel policies, rules or procedures applicable to employees of each Target have heretofore been delivered to Purchaser, (vi) each Target is, and has at all times been, in compliance in all material respects with all applicable Laws with respect to employment and employment practices, terms and conditions of employment, wages, hours of work, employment standards, human rights, labor relations, pay equity, employment equity, workers' compensation, workplace safety and insurance and occupational safety and health, and are not engaged in any unfair labor practices as defined under applicable Law, including without limitation the National Labor Relations Act, (vii) there is no unfair labor practice charge or complaint against any Target pending or, to the Knowledge of Seller, threatened before or any Government Authority, including without limitation the National Labor Relations Board, (viii) there is no grievance arising out of any collective bargaining agreement or other grievance procedure, (ix) no charges with respect to or relating to any Target are pending before any Governmental Authority responsible for the prevention of unlawful employment practices, including without limitation before the Equal Opportunity Commission, (x) no Target has received notice of the intent of any Governmental Authority responsible for the enforcement of labor or employment Laws to conduct an investigation with respect to or relating to the Target and no such investigation is in progress, (xi) there are no complaints, lawsuits or other proceeding pending or to the Knowledge of Seller threatened in any forum by or on behalf of any present or former employee of a Target, any applicant for employment or classes of the foregoing, alleging breach of any express or implied contract or employment, any Law governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship, (xii) with respect to UK Target there is not a material number of persons employed (or previously employed) by a Target who are on secondment, maternity leave, absent on grounds of disability or other leave of absent and have, or may have, a statutory or contractual right to return to work, (xiii) UK Target has not within the period of two years preceding the date of this Agreement been a party to any "relevant transfer" (as defined in the Transfer of Undertakings (Protection of Employment) Regulations 1981 (as amended)) or agreement for a relevant transfer nor been a party to or been obliged to be a party to any consultation in relation to any collective redundancies made pursuant to section 188 of the Trade Union and Labour Relations (Consolidation) Act 1992. Except as set forth in
Schedule 4.18(a), there are no severance agreements with any employees of a
----------------
Target.

                  (b)      Schedule 4.18(b) sets forth the approximate number
                           ----------------
of employees in the aggregate, the approximate number of full-time personnel and the approximate number of contract workers of each Target as of March
31, 2002.

                  (c) With respect to the transactions contemplated by this Agreement, any notice required under any law or collective bargaining agreement has been given, and all bargaining obligations with any employee representative have been, or prior to the Closing will be, satisfied. Within the past three years, no Target has implemented any plant closing or mass layoff of employees as those terms are defined in the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar foreign, state or local Law (collectively, "WARN"), and no such action will be implemented without advance written notification to Purchaser.

                  (d)      Except as disclosed on Schedule 4.18(d), no
                                                  ----------------
employee is employed under a written contract providing annual compensation in excess of $100,000 which cannot be terminated by a Target without payment or penalty. Attached to Schedule 4.18(d) is a form of employment offer
                        ----------------
letter generally provided to Target employees.

                  (e)      All fees payable and assessments imposed by the
<< Commission de la sante et securite du travail, Commission des Normes du travail, employment insurance, la Regie des rentes du Quebec >>, or any other governmental authority with respect to Quebec employees have been paid without subrogation.

         4.19.    Tax Matters
                  -----------

         The representations and warranties set forth in this Section 4.19
                                                              ------------
shall not apply to the UK Entities.

                  (a) Each Target and each Affiliated Group of which each Target is a member has duly and timely filed all Tax Returns required to be filed on or before the Closing Date and all such Tax Returns were true, correct and complete, in all material respects, as filed. All Taxes owed by of any of Target and any Affiliated Group of any Target (whether or not shown on any Tax Return) and all installments thereof have been paid (or if due between the date hereof and the Closing Date, will be duly and timely paid). Seller has made available to Purchaser complete and correct copies of all Tax Returns filed by the Targets during the last three years and all notices of assessment and reassessment and the portions of all Tax Returns relating to the Targets filed by any Affiliated Group of which a Target is a member.

                  (b) Each Target, and each Affiliated Group of which the Target is a member, has duly and timely withheld all employment, withholding and other Taxes required to be withheld, and such withheld taxes together with the related employer portion thereof have been duly and timely paid to the proper Governmental Authorities or, if not yet due, properly set aside in accounts for such purpose. Each Target, and each Affiliated Group of which the Target is a member, has timely filed all information returns or reports, including Forms 1099, that are required to be filed and has accurately reported in all material respects all information required to be included on such returns or reports.

                  (c)      Schedule 4.19 lists all countries, states, cities
                           -------------
or other jurisdictions in which each Target, and each Affiliated Group of which the Target is a member, has filed Tax Returns or paid Taxes within the last three years. No claim has been asserted, raised, or to the Selling Parties' knowledge, threatened by a Governmental Authority in a jurisdiction in which the Target does not file Tax Returns or pay or collect Taxes.

                  (d)      Except as set forth on Schedule 4.19, no Tax
                                                  -------------
Return filed by a Target or by any Affiliated Group of which the Target is a member during the period that Target has been a member, is currently under audit by any Governmental Authority. No Taxes that may become payable by a Target have been asserted by any Governmental Authority to be due, and no report or assessment for any Taxes that may be payable by a Target has been issued by any Governmental Authority in the course of any audit. To the Sellers' knowledge, except as set forth on Schedule 4.19, neither the
                                           -------------
Internal Revenue Service nor any other Governmental Authority is now asserting, raising or threatening against a Target or, with respect to the period during which a Target has been a member, against any Affiliated Group of which a Target is a member, any deficiency or claim for additional Taxes or any adjustment of Taxes.

                  (e)      Except as set forth on Schedule 4.19, none of the
                                                  -------------
Targets, and any Affiliated Group of which the Targets are a member, (i) is the beneficiary of an extension of time within which to file any Tax Return, or (ii) have (x) waived any statute of limitations, (y) agreed to any extension of the period for assessment or collection of any Taxes, or (z) executed or filed any power of attorney with respect to any Taxes, which waiver, agreement or power of attorney is currently in force.

                  (f) No Target has filed a consent under Section 341(f) of the Code concerning collapsible corporations.

                  (g) No Target is a party to, bound by or has any obligation under any Tax allocation, sharing, indemnity or similar agreement or arrangement.

                  (h) Purchaser will not be required, upon the transfer of the Shares to Purchaser, to deduct and withhold any amount pursuant to Sections 1445(a) or 3406 of the Code, or any other provision of Law.

                  (i) No Target has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

                  (j) Each Target (a) has not been a member of an Affiliated Group and (b) has no liability for the Taxes of any person other than itself under Section 1.1502-6 of the Treasury regulations (or any similar provision of state, local or non-U.S. law), as a transferee or successor, by contract or otherwise. Each Target does not own (directly or indirectly) an interest in an entity that is treated as a corporation or partnership, or an entity the separate existence of which is disregarded, for U.S. federal income tax purposes.

                  (k) There are no Liens for Taxes upon the assets of properties of any Target, except for statutory Liens for current Taxes not yet due.

                  (l) No Target will be required: (A) as a result of a change in method of accounting for a Pre-Closing Period, to include any adjustment under Section 481 of the Code or other similar adjustment in income for any Post-Closing Period, (B) as a result of any closing agreement under Section 7121 of the Code (or other comparable agreement), to include any item of income in, or to exclude any item of deduction from, any Post-Closing Period, (C) as a result of any sale occurring during the Pre-Closing Period and reported on the installment method, to include any item of income in any Post-Closing Period or (D) as a result of any prepaid amount received on or prior to the Closing Date (other than amounts prepaid in the ordinary course of business consistent with past custom and practice), to include any item of income in, or exclude any item of deduction from, taxable income for any Post-Closing Period.

                  (m) No Target is subject to any private letter ruling of the U.S. Internal Revenue Service or comparable ruling of any other Taxing authority.

                  (n) No Target has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments, that will not be fully deductible under Section 280G of the Code or under Section 162(m) of the Code (or any similar provision of state, local or non-U.S. law).

                  (o) Target has proper receipts, within the meaning of Treasury regulation Section 1.905-2, for any non-U.S. Tax that has been or in the future may be claimed as a foreign tax credit for U.S. federal income tax purposes. No non-U.S. Target has an investment in "United States property" within the meaning of Section 956(c) of the Code. No non-U.S. Target is, or at any time has been, engaged in the conduct of a trade or business within the U.S. within the meaning of Section 864(b) or Section 882(a) of the Code, or treated as or considered to be so engaged under
Section 882(d) or Section 897 of the Code or otherwise. No non-U.S. Target holds a U.S. real property interest within the meaning of Section 897(c)(1) of the Code.

                  (p) No Target has any "excess loss accounts" within the meaning of Sections 1.1502-19 of the Treasury regulations and does not have any limitations (including limitations under Section 382 of the Code) on its use of net operating losses or other carryovers. No Target is subject to the dual consolidated loss provisions of Section 1503(d) of the Code.

                  (q) No Target has constituted a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in an distribution of shares qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with this acquisition.

                  (r) The unpaid Taxes of each Target, being current Taxes not yet due and payable, (a) as of December 31, 2000, did not exceed the amount of the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set out on the face of balance sheet of the 2001 Financial Statements (rather than in any notes thereto) and (b) as of the Closing Date, will not exceed the amount of that reserve, as adjusted for the passage of time through the Closing Date in accordance with the past custom (including customary accrual methods) and practice of each Target in filing its Tax Returns.

                  (s) For purposes of the ITA or any applicable provincial, municipal or foreign taxing statute, no Person or group of Persons has ever acquired or had the right to acquire "control" within the meaning of the ITA of Canada Target or the Seller.

                  (t)      Except as disclosed in Schedule 4.19, there are no
                                                  -------------
Notices of Reassessment and related explanatory forms or correspondence (whether or not the issue thereof may have been resolved and any related additional or incremental Taxes paid by Canada Target) which have been issued to or received by Canada Target or the Seller pursuant to the ITA with respect to any taxation years ending on or prior to the Closing Date.

                  (u) Canada Target has been assessed and notices of assessment have been issued by the relevant Governmental Authorities under the ITA for all taxation years prior to and including the taxation year ended 2000.

                  (v)      Except as disclosed in Schedule 4.19, or as may be
                                                  -------------
required in connection with any arrangements made by the parties in connection with the Closing regarding ITA Section 116, Canada Target has not requested, or entered into any agreement or other arrangement or executed any waiver providing for, any extension of time within which (i) to file any Tax Return covering any Taxes for which Canada Target may be liable; (ii) to file any elections, designations or similar things relating to Taxes for which Canada Target may be liable; (iii) Canada Target is required to pay or remit any Taxes or amounts on account of Taxes; or (iv) any Governmental Authority may assess or collect Taxes for which Canada Target is or may be liable.

                  (w) The Business is the only business conducted by Canada Target. The "non-capital losses" (as defined in the ITA), if any, were incurred by Canada Target only in carrying on the Business.

                  (x) Copies of all material elections filed by Canada Target in relation to Taxes are listed in Schedule 4.19 hereto. For such
                                          -------------
purpose, "election" does not include a choice of treatment which does not entail the filing of a prescribed form with a Governmental Authority signed by Canada Target.

                  (y) For all transactions between Canada Target and any non-resident person with whom Canada Target was not dealing at arm's length (as that term is defined in the ITA) during a taxation year commencing after 1998 and ending on or before the Closing Date, Target has made or obtained records or documents that meet the requirements of paragraph 247(iv)(a) to
(c) of the ITA or any equivalent provision of the taxation legislation of any province.

                  (z) There are no circumstances existing which could result in the application to Canada Target of either section 160 of the ITA or section 325 of the Excise Tax Act (Canada) or any equivalent section in any other similar legislation relating to taxes.

                  (aa) Canada Label is duly registered under Part IX of the Excise Tax Act (Canada) with respect to GST and harmonized sales tax. Canada Label has collected and remitted to the appropriate Governmental Authorities when required by applicable Law to do so, all amounts required under applicable Law collected and remitted by them on account of all taxes under Part IX of the Excise Tax Act (Canada), and under the applicable retail sales tax legislation in any province in Canada, and any other sales tax Law.

                  (bb) Canada Label has not filed any returns or paid any Taxes imposed by the applicable provincial retail sales tax legislation on the acquisition of its tangible personal property and none of its tangible personal property has been transferred at any time on a Tax exempt basis.

                  (cc) Canada Label has not acquired, or had the use of, property or services from, or disposed of, or allowed the use of, property or provided services to a non-arm's length person, within the meaning of the ITA for consideration or value less than the fair market for such property or services or have been deemed to have done so for the purposes of the ITA or any equivalent provision of the taxation legislation of any province or any other jurisdiction.

                  (dd)     Canada Label is not required to include in income
(i) items in respect of any change in accounting principles, or (ii) any installment sale gain, where the inclusion in income would result in a tax liability in excess of the reserves therefor.

                  (ee) Canada Label has not claimed and it will not claim any reserve under any one or more of subparagraph 40(1)(a)(iii) or paragraphs 20(1)(m) or 20(1)(n) of the ITA or any equivalent provincial provision with the result that such amount could be included in Canada Label's income for any taxation year ending on or after the Closing Date.

                  (ff)     None of Sections 79, 80, 80.01, 80.02, 80.03 or
80.04 of the ITA, or any equivalent provisions of the taxation legislation of any province, have applied or will apply to Canada Label at any time up to and including the Closing Date. Canada Label has not deducted any amounts in computing its income in a taxation year which may be included in a subsequent year under Section 78 of the ITA, or any equivalent provision of the taxation legislation of any province.

                  (gg) Canada Label has not requested or received a ruling from any Governmental Authority.

                  (hh) Canada Label has not filed any returns or paid any Taxes imposed by the Retail Sales Tax Act (Ontario) on the acquisition of their tangible personal property as defined in the Retail Sales Tax Act (Ontario), and none of their tangible personal property has been transferred at any time on a tax-exempt basis under the provisions of section 13 of Regulation 1013 to the Retail Sales Tax Act (Ontario) or any predecessor thereof.

                  (ii) Within the meaning of the ITA, the paid-up capital of the Canada Label Share and the Additional Canada Label Share at the time of Closing shall be in an amount that is not less than $30,000,000.

                  (jj) Prior to the time of Closing, (i) the Seller shall subscribe for additional common shares in the capital of Canada Label (the "Additional Canada Label Shares") the purchase price for which shall
      ------------------------------
equal an amount not less than the amount of any debts or other liabilities of Canada Label to any Related Party and which purchase price shall be in cash by wire transfer of immediately available funds (ii) or if more mutually beneficial to both Seller and Purchaser as reasonably determined, Seller shall cause another transaction to occur that results in Canada Label having no Intercompany Amounts.

         4.20.    Employee Benefit Plans.
                  ----------------------

                  (a)      Schedule 4.20(a) contains a true and complete list
                           ----------------
of all Target Benefit Plans which are presently in effect or which have previously been in effect and which cover Employees, including, without limitation, incentive, bonus, vacation and severance programs. Schedule 4.20(a) indicates which Target Benefit Plans, if any, are sponsored by a Target.

                  (b) True and complete copies of all Target Benefit Plans have been furnished to Purchaser for review, including correct and complete copies of: (i) all current determination letters and, if any, rulings, opinion letters, information letters, or advisory opinions issued by any Governmental Authority, including without limitation, the IRS, the United States Department of Labor, or the PBGC; (ii) annual reports or returns, audited or unaudited financial statements, actuarial valuations and reports, and summary annual reports prepared for any Target Benefit Plan with respect to the most recent plan year; (iii) the most recent summary plan descriptions and any modifications thereto; and (iv) any filing or compliance action taken under Revenue Procedures 98-22, 99-13, 99-31, or 2000-16.

                  (c) All Target Benefit Plans and the related trusts materially comply with and have been administered in compliance with, (i) the applicable provisions of all applicable Laws, including, without limitation, in relation to US Target only, ERISA, (ii) all applicable provisions of the Code, (iii) all applicable securities laws, and (iv) all other applicable Laws and collective bargaining agreements, and none of Targets nor Seller has received any notice from any Governmental Authority questioning or challenging such compliance. Each Target Benefit Plan intended to be qualified under Code Section 401(a) has been determined by the IRS to be so qualified and no event has occurred which will or could adversely affect the qualified status of any such plan or the tax-exempt status of any trust. No event has occurred which will or could result in the loss of intended tax consequences under the Code for any Target Benefit Plan of US Target. No event has occurred which will or could give rise to any Tax payable by US Target under Section 511 of the Code.

                  (d) None of Targets, Seller, or any administrator or fiduciary of any Target Benefit Plan (or any agent of any of the foregoing) has engaged in any transaction, or acted in any manner that could subject any Target to any material direct or indirect liability (by indemnity or otherwise) for breach of any fiduciary, co-fiduciary or other duty under any Law, including without limitation, in relation to US Target only, ERISA. There are no material unresolved claims or disputes under the terms of, or in connection with, the Target Benefit Plans other than claims for benefits which are payable in the ordinary course and no litigation exists with respect to any Target Benefit Plans.

                  (e) All Target Benefit Plan documents and annual reports or returns, audited or unaudited financial statements, actuarial valuations, summary annual reports, and summary plan descriptions issued with respect to the Target Benefit Plans are correct and complete in all material respects, have been timely filed with the relevant Governmental Authority, including without limitation, in relation to US Target only, the IRS and the United States Department of Labor (if applicable), and have been timely distributed to participants in the Target Benefit Plans. Except as set forth in Schedule 4.20(e), all amounts properly accrued as liabilities
             ----------------
to or expenses of any Benefit Plan have been properly reflected on each Target's most recent financial statements to the extent required by GAAP. Since March 31, 2002, there has been no amendment or change in interpretation by a Target relating to any Target Benefit Plan which would materially increase the cost thereof.

                  (f) In relation to US Target only, no "party in interest" (as defined in Section 3(14) of ERISA) or "disqualified person" (as defined in Code Section 4975) of any Target Benefit Plan has engaged in any nonexempt "prohibited transaction" (described in Code Section 4975 or ERISA Section 406). With respect to any Target Benefit Plan that is subject to Title IV of ERISA ("Pension Plans"), there has been no (i) "reportable
                       -------------
event" (as defined in Section 4043 of ERISA), or event described in Sections 4041, 4042, 4062 (including ERISA Section 4062(e)), 4064, 4069 or 4063 of
ERISA; or (ii) with the exception of the American Business Products Profit Sharing Plan, termination or partial termination, withdrawal or partial withdrawal. The actions with respect to the American Business Products Profit Sharing Plan were taken and completed in full material compliance with all applicable Law. None of US Target, Seller or any ERISA Affiliate has incurred any liability under Title IV of ERISA with respect to a pension plan (as such term is defined under ERISA Section 3(2)).

                  (g) For any Pension Plan the fair market value of such Pension Plan's assets equals or exceeds the present value of all benefits (whether vested or not) accrued to date by all present or former participants in such Pension Plan. For this purpose the term "benefits" shall include the value of all benefits, rights and features protected under Code Section 411(d)(6) or its successors and any ancillary benefits (including disability, shutdown, early retirement and welfare benefits) provided under any such Pension Plan and all "benefit liabilities" as defined in ERISA Section 4001(a)(16). All contributions with respect to any Target Benefit Plan that are subject to Code Section 412 or ERISA Section
302 have been, or will be, timely made and there is no lien under Code
Section 412(n) or ERISA Section 302(f) or tax under Code Section 4971. No Target Benefit Plan of US Target has a "liquidity shortfall" as defined in Code Section 412(m)(5). No event described in Code Section 401(a)(29) has occurred or can reasonably be expected to occur with respect to such Target Benefit Plans of US Target. All premiums required to be paid under ERISA
Section 4006 for the Pension Plan have been paid by Target, Seller or any ERISA Affiliate (as appropriate).

                  (h)      Except as set forth on Schedule 4.20(h), US Target
                                                  ----------------
has complied in all material respects with the continuation coverage requirements of Code Section 4980B, as amended, and ERISA Sections 601 through 608.

                  (i) To the Seller's knowledge, no Target Benefit Plan is under audit or investigation by any Governmental Authority, including without limitation the IRS, the U.S. Department of Labor, or the PBGC.

                  (j) All contributions and other payments required to be made as of the date of this Agreement to, or pursuant to, the Target Benefit Plans have been made or accrued for in the Financial Statements.

                  (k)      Except as set forth on Schedule 4.20(k), US Target
                                                  ----------------
has not contributed to, or been required to contribute to, a "multi-employer plan" (as defined in Sections 3(37) and 4001(a)(3) of ERISA). No withdrawal liability exists with respect to any multiemployer plan (as defined in Section 3(37) of ERISA) to which the Seller or any ERISA Affiliate contributes, including without limitation, any potential liability which would exist if the Seller and its ERISA Affiliates withdrew from all multiemployer plans to which contributions are made on behalf of Employees as of the Closing Date.

                  (l)      Except as set forth on Schedule 4.20(l), the
                                                  ----------------
consummation of the acquisition contemplated in this Agreement will not constitute an event under any Target Benefit Plan, employment or severance agreement, trust, loan or other compensation or benefits agreement or arrangement that will (a) result in any payment by or Liability to Targets or Purchaser (whether of severance pay, unemployment compensation, golden parachute or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any current or former employee, officer, director, agent or consultant of a Target; (b) entitle any current or former employee of a Target to severance pay, unemployment compensation or any similar payment;
(c) accelerate the time of the payment or vesting of, or increase the amount of, any compensation due to any current or former employee of a Target. No such payment, acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits will cause a loss of tax deductions to US Label under Code Section 280G. No such payment, acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits will constitute or involve a prohibited transaction (as defined in ERISA Section 406 or Code
Section 4975) or a breach of fiduciary responsibility within the meaning of ERISA Section 502(1) as to which Target has or reasonably could be expected to have any direct or indirect actual material liability

                  (m) No Target has Liability, whether absolute or contingent, including any material obligations under any Target Benefit Plan, with respect to any misclassification of any person as an independent contractor rather than as an employee, or with respect to any employee leased from another employer.

                  (n) Each Target Benefit Plan of US Label which is a "group health plan" (as defined in ERISA Section 607(1)) is in compliance with the provisions of ERISA Section 601 et seq., the Health Insurance Portability and Accountability Act and any other applicable, federal, state, provincial, foreign or local law.

                  (o) There are no Target Benefit Plans maintained by US Label pursuant to which welfare benefits are provided to current or former employees beyond their retirement or other termination of service, other than coverage mandated by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

                  (p) In relation to Canada Target, Canada Target does not have any Target Benefit Plan that is a "Registered Pension Fund or Plan" as those terms are defined in subsection 248(1) of the ITA. Canada Target does not have any formal plan or commitment, whether legally binding or not, to create any additional Target Benefit Plan or to modify or change any existing Target Benefit Plan that would affect any Employee or former Employee of Canada Target, except such modification or amendment as may be required to be made to secure the continued registration of any existing Target Benefit Plan with each applicable Governmental Authority. With respect to each Target Benefit Plan that is funded wholly or partially through an insurance policy, there will be no liability of Canada Target as of the Closing Date, under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of the events occurring prior to the Closing Date. With respect to each Target Benefit Plan not funded through an insurance policy, Canada Target has either fully funded such Target Benefit Plan through a trust or has made appropriate provision for all of Canada Target's liability thereunder in the Most Recent Financial Statements.

         4.21.    Compliance with Laws. Except as set forth on Schedule
                  --------------------                         --------
4.21, no Target is engaging in any activity or omitting to take any action
----
so as to create a violation of any Law. No Target is subject to any judgment, order, writ, injunction, or decree issued by any Governmental Authority. No investigation by and Governmental Authority with respect to a Target is pending or, to the knowledge of Seller, threatened. Except for expenditures made in the ordinary course of business, no expenditure is presently required for any Target to comply with any existing requirement of Law or any Order. No Target has at any time during the last five (5) years
(a) made any unlawful contribution to any political candidate, or failed to disclose fully any contribution in violation of law, or (b) made any payment to any federal, state, provincial, foreign or local governmental, regulatory or administrative officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted under applicable Laws. Neither Seller nor any of Targets has made any illegal payment or given any other illegal consideration to any Person including purchasing agents or other representatives of customers in respect of sales made or to be made by a Target.

         4.22.    Inventory. Except as reserved for in the Final Working
                  ---------
Capital, the inventory of the Targets is in good and merchantable condition, and suitable and useable or salable in the ordinary course of business for the purposes for which intended, and none of which is obsolete, damaged, or defective. There is no material adverse condition affecting the supply of materials available to the Targets.

         4.23.    Receivables. All accounts and notes receivable reflected
                  -----------
on the Final Working Capital, and all accounts and notes receivable arising subsequent to the date of the Most Recent Financial Statements have arisen in the ordinary course of business of the Targets from valid business transactions.

         4.24.    Suppliers. Schedule 4.24 lists, by dollar volume paid for
                  ---------  -------------
the three (3) months ended on the most recent balance sheet date the 10 largest suppliers of the Targets. The relationships of the Targets with such suppliers are good commercial working relationships and, except as set forth in Schedule 4.24, (i) no person listed on Schedule 4.24 within the last 12
   -------------                          -------------
months has threatened to cancel or otherwise terminate, or to the knowledge of the Seller, intends to cancel or otherwise terminate, the relationship with such Person with the Targets, (ii) no such Person has during the last 12 months decreased materially or threatened to decrease or limit materially or to the knowledge of the Seller, intends to modify materially its relationship with the Targets or intends to decrease or limit materially its services or supplies to the Targets and (iii) to the knowledge of the Seller, the acquisition of the Shares by the Purchaser and the consummation of the transactions contemplated by this Agreement will not materially adversely affect the relationship of the Targets with any supplier listed on Schedule
                                                                   --------
4.24.
----

         4.25.    Company Products. There are no statements, citations or
                  ----------------
decisions by any Governmental Authority specifically stating that any product produced or sold by or on behalf of the Targets is defective or unsafe or fails to meet any standards promulgated by any such Governmental Authority. There have been no recalls ordered by any such Governmental Authority with respect to any such product. There is no (i) fact relating to any such product that may impose upon the Target a duty to recall any such product or a duty to warn customers of a defect or of any hazardous substance in any such product, (ii) latent or overdesign, manufacturing or other defect in any such product, (iii) reasonably foreseeable use of any such product which may expose any person to any hazardous substance or (iv) material liability for warranty claims or returns with respect to any such product not fully reflected in the Most Recent Financial Statements.

         4.26.    Potential Conflicts of Interest. Except as set forth on
                  -------------------------------
Schedule 4.26, neither Seller nor any Related Party (other than a Target):
-------------
(i) owns, directly or indirectly, any interest in (excepting less than 5% stockholdings for investment purposes in securities of publicly held and traded companies) or is an officer, director, employee or consultant of, any Person which is, or is engaged in a business as, a competitor, lessor, lessee, supplier, distributor, sales agent or customer of the Targets; (ii) owns, directly or indirectly, in whole or in part, any property that the Targets use in the conduct of the Business; or (iii) has any claim whatsoever, or owes any amount to, the Targets, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under Target Benefit Plans, and similar matters and agreements existing on the date hereof.

         4.27.    Banks, Brokers and Proxies. Schedule 4.27 sets forth (i)
                  --------------------------  -------------
the name of each bank, trust company, securities or other broker or financial institution with which a Target has an account, credit line or safe deposit box or vault, or otherwise maintains relations; (ii) the name of each Person authorized by the Target to draw thereon or to have access to any safe deposit box or vault; (iii) the purpose of each such account, safe deposit box or vault; and (iv) the names of all persons authorized by proxies or powers of attorney to act on behalf of the Target in matters concerning its business or affairs.

         4.28.    Full Disclosure. The Purchase Documents and the schedules
                  ---------------
thereto do not contain any untrue statement of a material fact and do not omit to state any material fact necessary to make the statements made, in the context in which made, not false or misleading. There is no fact which Seller has not disclosed to Purchaser in this Agreement or the schedules hereto which would or could reasonably be expected, individually or in the aggregate, to cause a Material Adverse Effect.

         4.29.    Competition Act (Canada). The Seller together with its
                  ------------------------
affiliates (as that term is defined in the Competition Act (Canada)) did not have, as the case may be:

                  (a) assets in Canada that exceeded C$400 million in aggregate value, determined as of December 31, 2001 and in such manner as is prescribed for purposes of the Competition Act (Canada); and

                  (b) gross revenues from sales in, from or into Canada, determined for the year ended December 31, 2001 and in such manner as is prescribed for purposes of the Competition Act (Canada), that exceeded C$40 million in aggregate value.

         4.30.    [Intentionally Omitted]
                  -----------------------

         4.31.    UK Real Property.
                  ----------------

                  (a)      The properties described in Schedule 4.31 ("the UK
                                                       -------------   ------
Properties") comprise:
----------

                            (i) all the land and premises owned, occupied or otherwise used by a UK Entity in England and Wales; and

                           (ii) all the estate interest right and title whatsoever (including for the avoidance of doubt interests in the nature of options) of a UK Entity in respect of any land or premises in England and Wales.

                  (b) The UK Entities are the legal and beneficial owner of the UK Properties and has good and marketable title to the UK Properties and all information relating to the UK Properties in Schedule 4.31 is true
                                                     -------------
and accurate in all respects.

                  (c) No UK Entity has at any time assigned or otherwise disposed of any freehold or leasehold property in respect of which any UK Entity has any continuing liability either as original contracting party or by virtue of any direct covenant or under an authorised guarantee agreement given on a sale or assignment to or from any UK Entity or as a surety for the obligations of any other person in relation to any real property and no unsatisfied claim has been made against any UK Entity in respect of any leasehold property formerly held by it or in respect of which it acted as a guarantor.

                  (d) The UK Properties are free from any mortgage, debenture or charge (whether specific or floating legal or equitable) securing the payment of monies or other obligation or liability whether of any UK Entity or any other party and from any agreement to create such security interests.

                  (e) The UK Properties are not subject to any agreement or right to acquire the same nor to any option.

                  (f) There is no person who is in occupation (other than pursuant to any of the tenancies referred to in Schedule 4.31) or so
                                                     -------------
far as the Seller is aware who has or claims any rights or easements of any kind in respect of the UK Properties adversely to the estate interest right or title of the Company therein.

                  (g)      For the purposes of this paragraph:

                            (i) "Planning Acts" means

                                (A)   The Town and Country Planning Act 1990

                                (B)   The Planning (Listed Buildings and
                                      Conservation Areas) Act 1990

                                (C)   The Planning (Hazardous Substances)
                                      Act 1990

                                (D) The Planning (Consequential Provisions) Act 1990

                                (E)   The Planning and Compensation Act 1991

                                as the same have been from time to time
                                varied or amended and any other statute or subordinate legislation relating to planning matters;

                           (ii) "Building Regulations" means the regulations defined in section 122 of the Building Act 1984.

                  (h) No UK Entity has received notice of breach of any Planning Acts and Building Regulations and bylaw consents for the time being in force in relation to the UK Properties.

                  (i) No UK Entity has received notice of breach of any applicable statutory or bye-law requirement in respect of the UK Properties and in particular (but without limitation) with requirements as to fire precautions and means of escape in case of fire and with requirements under the Public Health Acts, the Housing Acts, the Highways Acts, the Offices Shops and Railway Premises Act 1963, the Health and Safety at Work etc Act 1974, the Factory Acts and the London Building Acts.

                  (j) No UK Entity has received notice of any material breach of any of the covenants on the part of the lessee contained in any leases (which expression includes underleases) under which the UK Properties are held and the last demands for rent (or receipts if issued) were unqualified and all such leases are valid and in full force.

                  (k) Each UK Entity is in actual occupation of all parts of the UK Properties (except those subject to any of the Tenancies referred to in Schedule 4.31).
               -------------

                  (l) The UK Properties are held subject to and with the benefit of the tenancies (which expression includes subtenancies) full details of which are set out in Schedule 4.31 and there is no agreement to
                                -------------
grant any tenancy affecting any of the UK Properties.

                  (m) No UK Entity has received notice of any breach of covenant by the tenant of any of the UK Properties and the Seller is not aware of any material or outstanding breaches of covenant by a tenant of any of the UK Properties including the covenants to pay.

         4.32.    UK Environmental Matters.
                  ------------------------

                  (a)      The following terms used in this Section 4.32 have
                                                            ------------
the following meanings:

                  "Environment"              any air (including air within
                                             natural structures below
                                             ground), water (including
                                             ground water and water in
                                             drains and sewers) and land
                                             (including surface land,
                                             sub-surface land, river bed
                                             under any water);

                  "UK Environmental          all or any UK Laws from time to
                  Law"                       time with regard to
                                             Environmental Matters having
                                             effect and capable of
                                             enforcement in the UK prior to
                                             or on the Closing Date;

                  "Environmental Matters"    all or any matters relating to
                                             the pollution or protection of
                                             the Environment or harm to or
                                             the protection of human health
                                             and safety or the result of
                                             contact with or exposure to
                                             Hazardous Substances;

                  "UK Environmental          all or any permits, consents,
                  Permits"                   licences, approvals,
                                             certificates, and other
                                             authorisations required under
                                             UK Environmental Law for the
                                             operation of the UK Target's
                                             business in the UK;

                  "Hazardous Substance"      any matter, whether alone or in
                                             combination with any other
                                             matter, capable of causing harm
                                             to man or any other living
                                             organism or damage to the
                                             Environment;

                  "UK Laws"                  all or any applicable law
                                             (whether criminal, civil or
                                             administrative), common law,
                                             judgment, court order, statute,
                                             statutory instrument, statutory
                                             guidance, regulation,
                                             directive, European Community
                                             decision (insofar as legally
                                             binding), or decision of any
                                             competent regulatory body
                                             (insofar as the same has the
                                             force of law);


                  (b) Seller hereby represents and warrants to Purchaser that the statements contained in this Section 4.32 are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date, except as set forth and identified in the Schedule 4.32 to this
                                                -------------
Agreement:

                             (i) There is no requirement for an UK
         Environmental Permit in connection with the operation of the UK Entities' business;

                            (ii) In relation to the carrying on by each UK Entity of its business in the UK:

                                 (A)  each UK Entity has at all times up
                                      until the Closing Date complied with
                                      UK Environmental Law;

                                 (B)  no UK Entity has received prior to the
                                      date hereof any communication in any
                                      form from any statutory body having
                                      authority under UK Environmental Laws
                                      relating to any alleged breach of or
                                      liability under UK Environmental Laws.

                           (iii) In relation to the carrying on by each UK Entity of its business in the UK:

                                 (A)  there are no facts or circumstances
                                      which may give rise to any actual or
                                      potential liability (whether civil or
                                      criminal) on the part of any UK Entity
                                      in relation to Environmental Matters
                                      or in relation to the health and
                                      safety of those who work for and UK
                                      Entity or who visit the UK Properties
                                      in any capacity;

                                 (B)  no UK Entity has received any notice
                                      or intimation of any complaint or
                                      claim from any regulatory body or
                                      owner or occupier of property which
                                      adjoins or is a neighbour of any of
                                      the UK Properties in respect of
                                      Environmental Matters;

                                 (C)  UK Entities are not and have not been
                                      engaged in any action, litigation,
                                      arbitration or dispute resolution
                                      proceedings or subject to any
                                      investigation under UK Environmental
                                      Law or otherwise in relation to
                                      Environmental Matters and no UK Entity
                                      is aware of any such matters pending
                                      or being threatened or of any
                                      circumstances or facts likely to give
                                      rise to any such matters.

                            (iv) In relation to the carrying on of the business by UK Entities in the UK, each UK Entity has at all times properly supplied to the competent authorities such information required by UK Environmental Law to be supplied, all such information given (whether under a legal obligation or otherwise) was so far as each UK Entity is aware correct at the time the information was supplied.

                             (v) Copies of all material environmental audits or assessments carried out by or on behalf of UK Entities in relation to UK Property or UK Entities' business in the UK and in the possession of the Seller have been made available to the Purchaser.

         4.33.    UK Pension Matters.
                  ------------------

                  (a) Except for the UK Schemes there are no agreements, arrangements customs or practices (whether legally enforceable or not) in operation in the United Kingdom for the payment of or contribution towards any pensions, allowances, lump sums or other like benefits on retirement or on death or during periods of sickness or disablement for the benefit of any of the employees or directors or former employees or former directors of any UK Entities or for the benefit of the dependents of such individuals nor has any proposal to establish any such agreement or arrangement been announced.

                  (b) All material details of the UK Schemes have been given to the Purchaser including full details of the membership of the Schemes as at the Closing Date.

                  (c)      In relation to the Current UK Schemes:

                             (i) the current rates of all contributions and premiums have been disclosed in writing to the Purchaser and there are not at the date hereof any contributions thereto from or in respect of Employees or other payments which have fallen due but are unpaid;

                            (ii) employer and employee contributions have been made promptly at the time that they were due and all liabilities in respect of any costs and expenses in relation to the Current UK Schemes will have been met by the Closing Date; and

                           (iii) there has been no agreement with any member to increase the current rate of contributions paid by any UK Entity for or in respect of any member.

                  (d) The Norwich Union Executive Pension Plan and the Porter Chadburn Personal Pension Fund are money purchase schemes (as defined in section 181(1) Pension Schemes Act 1993) and the benefits payable under the Schemes whether immediate, prospective or contingent, are solely the benefits which can be provided by the funds available for each member under the Schemes.

                  (e) The Porter Chadburn Personal Pension Fund is a contracted-out scheme for the purposes of the Pension Schemes Act 1993 and has been administered in accordance with the contracting-out requirements of
Part III of that Act. UK Entities or, if members of the scheme are employees of one of its subsidiaries, that subsidiary, holds or is named upon a current contracting-out certificate relating to the relevant scheme issued since 5 April 1997.

                  (f) The Porter Chadburn plc Pension Scheme was previously a contracted-out scheme for the purposes of the Pension Schemes Act 1993 and it was, for the period during which it was a contracted-out scheme, administered in accordance with the contracting-out requirements of
Part III of that Act.

                  (g) All benefits (other than refunds of contributions) payable under the Norwich Union Executive Pension Plan and the Porter Chadburn Personal Pension Fund on the death of a member who is employed by UK Entities or during periods of sickness or disability of such a member are fully insured under a policy effected with an insurance company of good repute and each such member has been covered for such insurance by such insurance company at its normal rates and on its normal terms for persons in good health and all insurance premiums payable have been paid.

                  (h) The Stampiton Limited Group Life Assurance Scheme and the Group Life Assurance Scheme insured with Sun Life Financial of Canada provide no benefits other than benefits on the death of a member who is employed by UK Entities and all such benefits are fully insured under a policy effected with an insurance company of good repute and each such member has been covered for such insurance by such insurance company at its normal rates and on its normal terms for persons in good health.

                  (i) The Norwich Union Executive Pension Plan, the Porter Chadburn Personal Pension Fund, the Porter Chadburn plc Pension Scheme, the Stampiton Limited Group Life Assurance Scheme and the Group Life Assurance Scheme insured with Sun Life Financial of Canada are approved by the Commissioners of Inland Revenue as exempt approved schemes under Chapter I Part XIV of ICTA 1988.

                  (j) The Stampiton Limited Group Personal Pension is a personal pension scheme as defined in and approved under Chapter IV Part XIV of ICTA 1988.

                  (k) The Porter Chadburn plc Pension Scheme does not distinguish between male and female members (except in relation to maternity and Guaranteed Minimum Pensions) in the provision of benefits relating to periods of pensionable service after 17th May 1990 and no adverse alteration has been made to benefits already accrued at the date of announcing changes designed to equalise benefits.

                  (l)      Except as disclosed in Schedule 4.33 the Current
                                                  -------------
UK Schemes and the Porter Chadburn plc Pension Scheme have not at any time excluded employees from eligibility for membership on the grounds of specified hours of work.

                  (m) The Current UK Schemes and the Porter Chadburn plc Pension Scheme have been administered in accordance with:

                             (i) the preservation requirements within the meaning of section 69 Pension Schemes Act 1993;

                            (ii) the equal access requirements of section 62 Pensions Act 1995; and

                           (iii) subject thereto in accordance with their trusts powers and provisions and all legislation.

                  (n) Save as disclosed in Schedule 4.20 no payment or repayment of any of the assets of the Porter Chadburn plc Pension Scheme has been made to any employer participating in that scheme.

                  (o) No UK Entity has any "relevant employees" for the purposes of Section 3 Welfare Reform and Pensions Act 1999.

                  (p) No UK Entity is liable to make any further payment whatsoever to either the Porter Chadburn Discretionary Pension Scheme or the Treasures Old & New Pension Scheme or the Porter Chadburn Group Staff Register Plan.

                  (q) There are no circumstances which could result in any penalty under the Pensions Act 1995 becoming payable by any UK Entity.

                  (r) There are no actions, proceedings, costs, claims, damages and expenses brought or made against or incurred by the Purchaser or any UK Entity insofaras the same arise from an indirect sex discrimination claim brought by any employee, director, former employee or former director of any UK Entity on the grounds that the claimant was, at any time after April 8, 1996, unlawfully prevented from becoming a member of the Porter Chadburn plc Pension Scheme by reason of the number of hours that he or she worked.

                                  ARTICLE 5
                                  COVENANTS

         The parties hereto covenant and agree as follows:

         5.1.     Conduct of Business Prior to Closing. On and after the
                  ------------------------------------
date hereof to the Closing Date, except as expressly permitted or required by this Agreement or as otherwise expressly consented to by Purchaser in writing, Seller will cause each Target to:

                  (a) operate its business substantially as previously operated and only in the regular and ordinary course;

                  (b) not purchase or acquire any assets or properties, whether real or personal, tangible or intangible, and not sell or otherwise dispose of any real or personal property or asset, except in the ordinary course of business;

                  (c) not enter into, terminate or materially modify any material Contract;

                  (d) maintain its assets in their present order and condition, reasonable wear and use excepted, and maintain all policies of insurance in amounts and on terms substantially equivalent to those in effect on the date hereof;

                  (e) take all steps reasonably necessary to maintain its Intellectual Property and other intangible assets, including without limitation, prosecuting all pending applications for patents or registration of trademarks and copyrights and maintaining, to the extent permitted by law, each patent or registration owned by the Target;

                  (f) pay all accounts payable materially in accordance with past practice and collect all accounts receivable materially in accordance with past practice, but not less than in accordance with prudent business practices;

                  (g)      comply with all Laws in all material respects;

                  (h) maintain its books and records on a basis consistent with past practices; and

                  (i) use reasonable efforts to preserve the goodwill and patronage of its customers, employees, suppliers and others having a business relationship with Target.

         5.2.     Access and Information. From the date hereof to the
                  ----------------------
Closing Date and at such times and places as the parties shall agree, Seller shall afford, and shall cause each Target to afford to Purchaser, its lenders, counsel, accountants, and other representatives, reasonable access to the offices, properties, books, contracts, commitments, records, vendors, and customers of each Target, and shall furnish such persons with all information (including financial and operating data) concerning Target as they reasonably may request. From the Closing Date until the third anniversary of the Closing Date, Purchaser shall afford, and shall cause each Target to afford to Seller and Seller's accountants, reasonable access to the offices, properties, books, contracts, commitments, records, vendors, and customers of each Target, and shall furnish such persons with all information (including financial and operating data) concerning Target as they reasonably may request. For those records which relate to both Poser Business Forms, Inc. and Lord Label that were formerly maintained in US Label's Omaha, Nebraska plant prior to Seller's separation of the Omaha plant's operations, Purchaser will and will cause Target to maintain such records for a period of three (3) years after the Closing Date and shall provide Seller (or any successor in interest to its Poser Business Forms Division) reasonable access to such records. In such cases, "reasonable" access means access during ordinary business hours upon at least three (3) Business Days' notice, and without undue interruption of personnel. No investigation by Purchaser or its representatives or lenders shall diminish or obviate any of the representations, warranties, covenants or agreements of the Seller contained in this Agreement. The provisions of this Section
5.2 shall not apply to any Objection to the Purchaser's Estimated Final Working Capital set forth in Section 2.4 or in respect of indemnification claims under Article 9, which access shall be covered in such respective provisions.

         5.3.     Notification of Changes. Between the date hereof and the
                  -----------------------
Closing Date, Seller shall, subject to the Knowledge of Seller, promptly notify Purchaser in writing of any change in the Business, affairs or financial condition of each Target, any damage to or loss of any of its assets, or the institution of or the threat of institution of legal, administrative, or other proceedings against each Target, which, in each case, may reasonably be expected to have a Material Adverse Effect on the Targets, or any breach of a representation or warranty in this Agreement.

         5.4.     Certain Acts Prohibited. From the date hereof to the
                  -----------------------
Closing Date, Seller will not cause or permit Targets to take, without the prior written consent of Purchaser, any of the actions described in Section
                                                                    -------
4.16 hereof.
----

         5.5.     Consents. Seller and Purchaser (each at its sole expense)
                  --------
shall use commercially reasonable efforts to obtain, prior to the Closing, all consents of third parties which, in the reasonable judgment of Purchaser, are necessary or appropriate for the consummation of the transactions contemplated by this Agreement. In any case where a necessary consent or approval has not been obtained at or prior to the Closing, Seller shall assist Purchaser, at Purchaser's request, after Closing in every reasonable effort to obtain such consent or approval.

         5.6.     Supplemental Disclosure.
                  -----------------------

                  (a) Seller shall have the continuing obligation up to and including the Closing Date to supplement promptly or amend the Schedules with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or listed in the Schedule; provided, however, that for the purpose of the rights and obligations of the parties hereunder, any such supplemental disclosure shall not be deemed to have been disclosed as of the date of this Agreement or have any effect for the purpose of determining the accuracy of any representation or warranty when made.

                  (b) Seller shall deliver to Purchaser on or prior to May 10, 2002 Schedules setting forth and identifying any exceptions to the representations and warranties set forth and corresponding to the lettered and numbered sections contained in Article 4 with respect to the UK Entities (the "UK Disclosures"). Within four days of receipt by Purchaser of the UK Disclosures, Purchaser shall provide Seller with any comments on the UK Disclosures and promptly thereafter Purchaser and Seller shall negotiate in good faith and finalize the UK Disclosures in substantially the same manner that disclosed matters have been accepted by Purchaser on the date hereof with respect to US Targets and Canada Target.

                  (c) Seller shall as soon as reasonably practicable following the signing of this Agreement but prior to Closing, deliver to Purchaser (i) the audited consolidated balance sheets and statements of income and cash flow of Targets and their Subsidiaries as of and for the years ending December 31, 2000 and December 31, 2001 and (ii) the unaudited consolidated balance sheets and statements of income and cash flow for Targets and their Subsidiaries as of and for the period from January 1, 2002 through April 30, 2002. Upon delivery of such financial statements, the representations and warranties set forth in Section 4.7 shall be read as if such financial statements were referred to therein.

         5.7.     Conditions Precedent. The Parties hereto shall use their
                  --------------------
respective commercially reasonable efforts to satisfy the conditions enumerated in Article 6 and Article 7 hereof.

         5.8.     Capital Expenditures. Seller shall cause the management of
                  --------------------
each Target to discuss with Purchaser any proposed material capital expenditure to be made by each Target prior to the Closing Date prior to entering into any contract or commitment for such capital expenditure, other than emergency capital expenditures. No material capital expenditure (other than emergency capital expenditures) shall be made by Target prior to the Closing Date without the prior written consent of Purchaser, which consent shall not be unreasonably withheld or delayed. Seller shall promptly notify Purchaser of the nature and extent of emergency capital expenditures made by a Target without the prior written consent of Purchaser.

         5.9.     Governmental Filings. Purchaser and Seller, to the extent
                  --------------------
legally required, shall promptly prepare, file, and diligently prosecute at the earliest practicable time after the date hereof, all applications and filings required by Law in order to effect the transactions contemplated by this Agreement.

         5.10.    Certain Tax Matters.
                  -------------------

         The covenants set forth in this Section 5.10 shall not apply to any
                                         ------------
UK Entity.

                  (a) Seller shall timely pay or cause to be paid to the relevant Governmental Authorities, or shall timely reimburse or indemnify on a Grossed-Up Basis, on a joint and several basis, Purchaser and its Affiliates for, and shall hold Purchaser and its Affiliates harmless from and against, all Losses arising in respect of (A) any Liability for Taxes of a Target or any Affiliated Group of which a Target is a member, or chargeable as a Lien upon the assets of a

Target, that is attributable to any period or a portion thereof ending on or prior to the Closing Date, but only to the extent that any such Liability has not been paid for prior to the Closing Date by Seller or the Target; and
(B) any obligation of a Target under any tax allocation, sharing, indemnity or similar agreement or arrangement but only to the extent that any such Liability has not been paid for prior to the Closing Date by Seller or Target. For purposes of this Section 5.10, any Liability attributable to a
                             ------------
taxable period which begins before and ends after the Closing Date shall be apportioned between the portion of such period ending on the Closing Date and the portion beginning on the day after the Closing Date (x) in the case of (i) real and personal property Taxes, (ii) franchise Taxes based on capitalization, debt or shares of stock authorized, issued or outstanding, and (iii) ad valorem taxes, by apportioning such Taxes on a per diem basis and (y) in the case of all other Taxes on the basis of the actual activities of a Target, as the case may be, as determined from the books and records of the Target for such partial period (i.e., based on a closing of the books at the end of the Closing Date).

                  (b) For periods ending on or prior to the Closing Date, Seller shall prepare and timely file at Seller's expense, or cause to be prepared and timely filed, consistently with past practices all consolidated, unitary or combined income Tax Returns for periods ending on or prior to the Closing Date which are filed after the Closing Date on which Seller will include the operations of each Target (the "Consolidated
                                                        ------------
Preclosing Returns"). In connection therewith, Purchaser and Parent shall,
------------------
and shall cause each Target to, (i) provide to Seller and its accountants and other Tax-related consultants reasonable access to any books and records that Seller may need for preparing of the Consolidated Preclosing Returns,
(ii) cooperate with Seller and its accountants and other Tax-related consultants as Seller may reasonably need in preparing the Consolidated Preclosing Returns, and (iii) if necessary, cause a duly elected and authorized officer of each Target (or its successor) to sign such Consolidated Preclosing Returns as may require the signature of such an officer. Also in connection therewith, neither any Target nor any Affiliated Group of which Target is a member shall make any elections for Tax purposes or any changes in the current accounting method with respect to a Target to which the Target may be bound following the Closing Date. Seller will cause the parent of the Affiliated Group that includes US Label (i) not to elect to retain any net operating loss carryovers or capital loss carryovers of a Target under Section 1.1502-20(g) of the Treasury Regulations or any successor regulation and (ii) to include the applicable income of Target (including any deferred income triggered into income by Sections 1.1502-13 and 1.1502-19 of the Treasury Regulations) on the applicable Consolidated Preclosing Returns. In addition to the Consolidated Preclosing Returns, Seller shall cause each Target to prepare consistently with past practices and timely file any other Tax Return that is required to be filed prior to the Closing Date, and pay any Tax due prior to the Closing Date with respect to such Tax Returns. Seller will allow Purchaser the opportunity to review and comment upon all Tax Returns discussed in this Section 5.10(b) to the
                                                   ---------------
extent they relate to a Target.

                  (c) Purchaser shall prepare and timely file, or cause to be prepared and timely filed, with the relevant taxing authorities all Tax Returns relating to the business or non-Excluded Assets of each Target other than those Tax Returns described in Section 5.10(b).
                                          ---------------

                  (d) Any premium or franchise Tax Returns that must be filed by Purchaser pursuant to Section 5.10(d) for Tax periods (or portions
                               ---------------
thereof) ending on or before the Closing Date shall be prepared by Purchaser, with respect to such portion ending on or before the Closing

Date, in a manner that is, to the extent permitted by Law, consistent with the last Tax Return filed prior to the Closing Date in each relevant jurisdiction.

                  (e) Any Tax allocation or sharing agreement or arrangement which, prior to the Closing Date, may have been entered into between a Target on the one hand, and any one of Seller or any of its Affiliates on the other hand, shall terminate with respect to the Target as of the Closing Date.

                  (f) Notwithstanding Section 5.10(g), any refunds of Taxes paid with respect to Tax periods or portions thereof ending on or before the Closing Date that are received by Purchaser or a Target, and any such amounts credited against Tax to which Purchaser or a Target become entitled, shall be for the account of Seller, and Purchaser shall pay over to Seller any such refund or the amount of any such credit within ten (10) Business Days after receipt of any such refund or the filing of a Tax Return reflecting any such credit but net of any Taxes imposed on Purchaser or a Target with respect to such refund or credit. Notwithstanding the foregoing, any refunds of sales or use Taxes recovered by a Target as a result of a filing made after the Closing Date by Purchaser or a Target with respect to taxes paid related to periods prior to the Closing Date shall be for the benefit of Target or Purchaser and remain the sole property of Target or Purchaser. Purchaser shall indemnify, defend and hold harmless Seller Indemnitees from any Losses arising directly or indirectly from any filings made by Purchaser or a Target after the Closing Date seeking refund of any sales or use tax paid related to periods prior to the Closing Date.

                  (g) Subject to Section 5.10(f), any refund of Taxes, or reduction in Tax Liability, (including any interest thereon) that relates to Target shall be the property of Target. If any such refund or interest thereon) is received, or reduction in Tax Liability is realized, by Seller, Seller shall promptly pay such amount to Purchaser. Seller will cooperate with Target in obtaining such refunds (or reduction in Tax Liability), including through the filing of amended Tax Returns or refund claims. Purchaser agrees to indemnity Seller for any Taxes resulting from the disallowance of such post-acquisition Tax attribute on audit or otherwise.

                  (h) Each party hereto shall, and shall cause its Subsidiaries and Affiliates to, provide to each of the other parties hereto such cooperation and information as any of them reasonably may request in filing any Tax Return, amended Tax Return or claim for refund, determining a liability for Taxes or a right to refund of Taxes or in conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of all relevant portions of relevant Tax Returns, together with relevant accompanying schedules and relevant work papers, relevant documents relating to rulings or other determinations by Taxing Authorities and relevant records concerning the ownership and Tax basis of property, which any such party may possess. Each party will retain all Tax Returns, schedules and work papers, and all material records and other documents relating to Tax matters, of Target for its Tax period first ending after the Closing Date and for all prior Tax periods until the later of (i) the expiration of the statute of limitations for the Tax periods to which the Tax Returns and other documents relate and (ii) eight years following the due date (without extension) for such Tax Returns. Thereafter, the party holding such Tax Returns or other documents may dispose of them; provided that such party shall give to the other party notice and an opportunity to take custody thereof prior to doing so. Each party shall make its employees reasonably available on a mutually convenient basis at its cost to provide explanation of any documents or information so provided. Subject to the preceding sentence, each party required to file Tax Returns pursuant to this Section 5.10 shall
                                                         ------------
bear all costs of filing such Tax Returns.

                  (i) Seller and Purchaser shall share equally all Transfer Taxes arising out of or in connection with the transactions effected pursuant to this Agreement, and Seller shall indemnify, defend and hold harmless each Purchaser Tax Indemnitee with respect to such Transfer Taxes. Seller shall file all necessary documentation and Tax Returns with respect to such Transfer Taxes.

         5.11.    Employee Benefit Plans.
                  ----------------------

                  (a) The employees of each Target (and their covered dependents) shall continue to participate under the medical, dental, vision, employee assistance, life and long-term disability benefit coverages under the Target Benefit Plans through May 31, 2002. Effective June 1, 2002, the employees of each Target (and their covered dependents) shall cease active participation under the Target Benefit Plans maintained by Seller. Neither the Purchaser nor any Target will be liable for any costs relating to coverage described in the first sentence of this paragraph. Seller will retain obligations for medical continuation coverage under Code Section 4980B with respect to employees of Target (and their covered dependents) who experience qualifying events (as such term is defined under Code Section 4980B(f)(3)) prior to June 1, 2002. Seller's long-term disability plan will retain obligations for providing disability benefits, in accordance with its terms, to eligible employees of each Target who become disabled prior to June 1, 2002.

                  (b) From and after the Closing, Seller shall (i) assume and remain solely responsible for, and shall reimburse and indemnify Purchaser Indemnitees for, any and all Liabilities arising prior to the Closing Date under each benefit plan maintained by or for the benefit of the current or former employees of Seller or its ERISA Affiliates; and (ii) promptly pay, when due, and cause the administrators of each Target Benefit Plan maintained by Seller to promptly pay, when due, all benefits and compensation payable or to be provided to all retired, current or former employees of each Target and such individual's beneficiaries and dependents in accordance with the terms of the applicable Target Benefit Plan to the extent of such employee's participation therein prior to Closing.

                  (c) Following the Closing Date, Purchaser shall recognize Target's employees' years of service through the Closing Date for purposes of eligibility and vesting under the benefit plans provided to Target's employees following the Closing Date and waive any pre-existing medical condition to the extent allowable under Target's plans.

                  (d)      Seller shall take such actions as are necessary to
(i) fully vest Employees in their account balances under the defined contribution plans in which such Employees participate (ii) avoid placing any Employee's plan loan into default as long as such Employee rolls over their account balance (including, without limitation, the note relating to the plan loan) to a defined contribution plan maintained by Purchaser within 90 days of the Closing Date.

                  (e) Seller shall transfer the medical-care and dependent-care reimbursement account balances (including the related assets and liabilities) to US Label. After such transfer takes place, US Label's flexible spending account plan shall be liable for reimbursement of eligible medical-care and dependent-care expenses incurred in 2002 on behalf of eligible Employees and their covered dependents.

                  (f) Seller shall contribute (i) matching contributions to the Mail-Well Corporation 401(k) Savings and Retirement Plan and the Mail-Well I Corp. 401(k) Savings & Retirement Plan for Union Employees on behalf of each participant in accordance with the terms of such plans and
(ii) non-discretionary profit sharing contributions to the Mail-Well Corporation 401(k) Savings and Retirement Plan on behalf of each non-union participant in accordance with the terms of such plan.

                  (g) The Seller shall use commercially reasonable efforts to cause the trustees of the Porter Chadburn plc Pension Scheme (for the purposes of this Section 5.11(g), the "Scheme") to meet and resolve:
                                           ------

                             (i) to instruct the Scheme Actuary in compliance with the requirements of the Occupational Pension Schemes (Deficiency on Winding Up etc.) Regulations 1996, to value the Scheme's assets and the amount of its liabilities and certify the same, such certificate to be issued within eighty (80) days of Closing;

                            (ii) to regard the effective date of the valuation in (i) above as the "applicable time" for purposes of
         Section 75 Pensions Act;

                           (iii) to regard the difference between the value of the Scheme's assets and the amount of its liabilities as certified by the Scheme Actuary under (i) above as the debt due from the employer to the trustees under Section 75(1) Pensions Act 1995 (the "Employer's Due Contributions"); and
                    ----------------------------

                            (iv) to formally request the payment of the Employer's Due Contributions from Purchaser within eighty-five (85) days of Closing.

         If Seller does not satisfy all Liabilities arising under the Scheme in the manner set forth in this Section 5.11(g) as provided herein, such Liabilities shall be subject to the indemnification provisions set forth in
Section 9.1(a)(ix).

         5.12.    Seller and Parent Guarantee Releases. Purchaser shall use
                  ------------------------------------
commercially reasonable efforts to cooperate with Seller and Parent to obtain the release of Seller and Parent from any guarantees of obligations of any Target under any leases related to real or personal property.


         5.13.    Assignment of Contracts and Other Properties.
                  --------------------------------------------

                  (a) On or prior to the Closing Date, the Seller shall assign from Seller to a Target or Purchaser the contracts and other properties listed in Schedule 5.13(a), in whole or in part, to the extent
                     ----------------
necessary to allow the Targets to continue to operate under such contracts, and to the extent of such assignment, a Target or Purchaser, as the case may be, shall assume all Liability under such contracts arising after the Closing Date.

                  (b) Parent shall assign to Purchaser all rights with respect to the severance agreements listed in Schedule 5.13(b), copies of
                                              ----------------
which have been made available to Purchaser, and Purchaser shall assume all obligations under such agreements. Purchaser shall pay the compensation due to John Sullivan and Susan Broski caused by the occurrence of the transactions described in this Agreement. Seller shall remain solely responsible for, or shall reimburse and indemnify Purchaser Indemnitees for, any and all severance payments, stay bonuses and other incentive payments under such employment agreements caused to be due and payable by the occurrence of the transactions described in this Agreement.

         5.14.    Name Change. Within 365 days after the Closing Date,
                  -----------
Purchaser shall cause each Target to cease using any mark, name, d/b/a or other manner of identifying the Target or any product, service or unit thereof, that includes the "Mail-Well" name or logo, or any permutation thereof or marks or words that may be deceptively similar thereto (collectively, the "Mail-Well Name"). Further, within 365 days after the Closing Date, Purchaser shall cause each Target to legally change its name and any registrations thereof (including mark, name and d/b/a registrations) to a name that does not include the Mail-Well Name. Upon and after the Closing Date, Target shall have no right or power to license, sell, gift, assign, distribute or otherwise transfer any right to or interest in the Mail-Well Name. All of the Target's rights to and interests in the Mail-Well Name shall terminate 365 days after the Closing Date, or on such earlier date as Purchaser and each Target achieves compliance with the first two sentences of this Section 5.14.

         5.15.    Related Parties. Except as provided in Section 5.13, the
                  ---------------
Seller shall, prior to the Closing, pay or cause to be paid to each Target all amounts owed to the Target by any Related Party (other than any of the other Targets). At and as of the Closing, any debts or other Liabilities of any Target owed to any Related Party (other than any of the other Targets) shall be canceled. The Seller shall, prior to the Closing, terminate or cause to be terminated all Contracts between each Target, on the one hand, and any Related Party (other than any of the other Targets), on the other hand, and the Targets shall retain no obligations under such Contracts. Seller shall indemnify and hold Purchaser and Targets harmless from and against any Liabilities arising from the termination of such Contracts.

         5.16.    Parent. The Parent shall cause the Seller to perform all
                  ------
of its obligations under this Agreement.

         5.17.    Intercompany Accounts. All Intercompany Accounts between
                  ---------------------
Seller or its Affiliates (other the Targets) and the Targets shall be cancelled and extinguished as of the Closing Date except for accounts receivable and accounts payable arising in the ordinary course of business related to purchases or sales of products and services between Seller or its Affiliates (other than Targets) and Targets, and Seller shall indemnify and hold Purchaser and Targets harmless from and against any Liabilities arising from the termination of any Intercompany Accounts.

         5.18.    Transition Services Agreement. Between signing of this
                  -----------------------------
Agreement and Closing, Seller and Purchaser shall use their reasonable efforts to mutually agree the nature and terms of the transition services to be provided by Seller to Purchaser to enable the Purchaser to operate the Business as an independent going concern from and after the Closing Date to be set forth on Appendix A to the Transition Services Agreement.


         5.19.    Further Assurances. Seller and Purchaser each agree (at
                  ------------------
each party's sole expense) to use their reasonable best efforts to take all reasonable actions and to execute, acknowledge, affirm and deliver any and all documents and instruments, prior to and after the Closing, to effect and complete the transactions contemplated by this Agreement. If either Seller or Purchaser desires to implement a reorganization (for tax or other reasons) at any time prior to Closing with respect to the Targets, Seller and Purchaser agree to reasonably assist the other party to structure and implement any such reorganization in a mutually beneficial manner.

                                 ARTICLE 6
              CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

         The obligation of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions all or any of which may be waived in writing, in whole or in part, by Purchaser:

         6.1.     Representations and Warranties. All information required
                  ------------------------------
to be furnished or delivered by Seller or Target pursuant to this Agreement or the Tax Deed shall have been furnished or delivered as of the date hereof and as of the Closing Date, as required hereunder; the representations and warranties made by Seller in Article 4 and in the Tax Deed shall be true and correct in all material respects on and as of the Closing Date. For purposes of this Section 6.1, (x) all representations and warranties shall be interpreted without giving effect to the words "materiality" or "material" or to any qualification based on such terms or based on the defined term "Material Adverse Effect"; and (y) with the same force and effect as though such representations and warranties had been made on and as of the Closing Date except that the representations and warranties contained in Sections 4.1(b) and 4.1(c) shall be true and correct in all respects. Purchaser shall have received a certificate dated as of the Closing Date, executed by an authorized officer of Seller, to such effect.

         6.2.     Compliance by Seller. The Seller shall have duly performed
                  --------------------
in all material respects all of the covenants, agreements, and conditions contained in this Agreement and each other Purchase Document to which it is a party to be performed by the Seller on or prior to the Closing Date, and Purchaser shall have received a certificate, dated as of the Closing Date, executed by an authorized officer of Seller, to such effect.

         6.3.     Certified Resolutions. Purchaser shall have received from
                  ---------------------
Seller a certificate executed by the Secretary or Assistant Secretary thereof containing true and correct copies of resolutions duly adopted by Seller's board of directors approving and authorizing this Agreement and each of the other Purchase Documents to which it is a party and each of the transactions contemplated hereby and thereby. The Secretary or Assistant Secretary of Seller shall also certify that such resolutions have not been rescinded, revoked, modified, or otherwise affected and remain in full force and effect.

         6.4.     No Injunction; Etc. No action, proceeding, investigation,
                  ------------------
regulation, or legislation shall be pending or threatened which seeks to enjoin, restrain, or prohibit Purchaser, or to obtain damages from Purchaser, in respect of the consummation of the transactions contemplated hereby, or which seeks to enjoin the operation of any portion of any Target's business.

         6.5.     Incumbency. Purchaser shall have received certificates of
                  ----------
incumbency of Seller executed by the officers of Seller executing this Agreement, and attested by the Secretary or Assistant Secretary of Seller listing the officers of Seller authorized to execute this Agreement and the other Purchase Documents to which Seller is a party and all instruments on behalf of Seller and certifying the authority of each such officer to execute the agreements, documents, and instruments on behalf of Seller in connection with the consummation of the transactions contemplated herein.

         6.6.     Consents; Authorizations; Legal Matters. Purchaser shall
                  ---------------------------------------
have received a true and correct copy of each consent and waiver identified on any Schedule hereto that is (a) required for the transfer of the Shares;
(b) required for the operation of the Business of the Targets after Closing; and (c) otherwise required for the execution, delivery, and performance of this Agreement and the other Purchase Documents by Seller. All required consents, notices, authorizations, orders, or approvals of any governmental commission, board, or other regulatory body, shall have been obtained or made. Purchaser shall have received a certificate dated as of the Closing Date, executed by an authorized officer of Seller, to the foregoing effect.

         6.7.     Proceedings. The form and substance of all certificates,
                  -----------
assignments, orders and other documents and instruments hereunder shall be satisfactory in all reasonable respects to Purchaser and its counsel.

         6.8.     Opinion of Seller's Counsel. Purchaser shall have received
                  ---------------------------
the Opinion of Seller's Counsel dated the Closing Date and substantially in the form attached hereto as Exhibit C.

         6.9.     Certified Documents, Good Standing. Purchaser shall have
                  ----------------------------------
received (a) the Articles of Incorporation or memoranda and articles of association, as applicable, of each Target (other than UK Label) as amended, certified as of a recent date by a Governmental Authority (if such certification is customarily available) and a copy of the Bylaws of each Target, as amended, certified as of the Closing Date by the Secretary or an Assistant Secretary of each Target; (b) a certificate of status, good standing or existence with respect to each Target (other than UK Label) applicable Governmental Authority under the laws of which the Target is incorporated, organized or registered, and of each other jurisdiction in which the Target is qualified or registered to do business, dated as of a recent date acceptable to Purchaser's counsel; (c) a certificate of status, good standing or existence from the Delaware Secretary of State with respect to Seller; and (d) a Certificate of Attestation under "An Act Respecting the Legal Publicity of Sole Proprietorships, Partnerships and Legal Persons" (Quebec).

         6.10.    Release from Security Interests.
                  -------------------------------

                  (a) Any and all Liens on the Shares and on the assets, properties and businesses of any Target pursuant to the BofA Security Documents or otherwise shall have been released and discharged; and

                  (b) US Target shall have been released and discharged from any and all obligations and liabilities as a guarantor under the BofA Credit Agreement or otherwise on terms and conditions satisfactory to Purchaser.

         6.11.     Release from Senior Subordinated Notes Guarantee and
                  -----------------------------------------------------
Senior Notes Guarantee. US Target shall have been released from any and all
----------------------
obligations under the Senior Subordinated Notes Guarantee and the Senior Notes Guarantee on terms and conditions satisfactory to Purchaser.

         6.12.    KEDFA Bond. Seller shall have irrevocably assigned to
                  ----------
Purchaser all of its rights to and interest in the KEDFA Program, including, without limitation, the endorsement and assignment to Purchaser of the KEDFA Bond in the form of endorsement and assignment reasonably acceptable to Purchaser and in the manner provided in the Trust Indenture dated October 15, 1992 between Kentucky Economic Development Finance Authority ("KEDFA")
                                                                   -----
and the Bank of New York as Trustee ("Trustee"), as amended in the First
                                      -------
Supplemental Trust Indenture dated May 11, 1998 between KEDFA and the Trustee, as well as all rights to receive all payments arising under the KEDFA Bonds. Purchaser and Seller shall cooperate to obtain, as promptly as possible thereafter, the ratification and approval of KEDFA and the Trustee with respect to the assignment of the KEDFA Bonds and other rights to Purchaser as provided herein. Seller shall be responsible for all costs and expenses associated with such assignment.

         6.13.    Tax Deed. The Seller shall have executed and delivered the
                  --------
Tax Deed in the form of Exhibit G hereto and the Tax Deed shall be in full force and effect.

         6.14.    Non-Compete Agreement. Seller shall have executed and
                  ---------------------
delivered a non-compete agreement in a form to be mutually agreed upon prior to the Closing by Purchaser and Seller.

         6.15.    116 Clearance Certificate.
                  -------------------------

                  (a) Seller shall deliver to the Purchaser on or before the Closing Date a certificate issued by the Minister of National Revenue (Canada) under subsection 116 of the Income Tax Act (Canada) (the "ITA"), in respect of those of the Shares constituting "taxable Canadian property" as such term is defined in the ITA, and the Parties hereby acknowledge and agree that the only Shares which constitute "taxable Canadian property" for such purpose are the Canada Label Shares, which certificate shall identify as the purchaser for purposes of the certificate "MWL Acquisition Corp."
and, for greater certainty, need not identify as the purchaser for purposes of the certificate any other Person regardless of any change made on or prior to Closing by the Purchaser in or to the Person who is to take or does take legal and/or beneficial title to the Canada Label Shares at Closing, for an amount equal to or greater than the portion of the Purchase Price
(the "Allocated Purchase Price") allocable to the Subject Property under this Agreement.

                  (b) If Seller fails to deliver to Purchaser on or before the time of Closing a certificate in accordance with the immediately preceding sentence hereof, the parties shall at the time of Closing enter into the Escrow Agreement annexed hereto as Schedule 6.17 and the Purchaser will, at the time of Closing, withhold from the Purchase Price otherwise payable at

Closing to the Seller an amount (the "Escrowed Amount") equal to the lesser of (i) 25% of the Allocated Purchase Price and (ii) 25% of the difference between the Allocated Purchase Price and the certificate limit fixed by any certificate which has been obtained by the Seller in accordance with the immediately preceding sentence hereof and in either case deliver the Escrowed Amount to the Escrow Agent (as defined in the Section 116 Escrow Agreement) to be dealt with in the manner set forth in the Escrow Agreement.

         6.16.    U.S. Person Affidavit. Seller shall deliver to Purchaser
                  ---------------------
on the Closing Date an affidavit dated as of the Closing Date stating that the Seller is not a foreign person pursuant to Section 1.1445-2(b) of the Treasury regulations.


         6.17.    Transition Services Agreement. Seller shall have executed
                  -----------------------------
and delivered the Transition Services Agreement substantially in the form of Exhibit H hereto, and the Transition Services Agreement shall be in full force and effect.


         6.18.    UK Label Shares Transfer. Seller shall deliver to
                  ------------------------
Purchaser on the Closing Date a pre-stamped stock transfer form in respect of the UK Label Shares, and any associated stamp duty shall be shared equally by Seller and Purchaser.

         6.19.    UK Additional Deliveries.  Seller shall:
                  ------------------------

                  (a)      Deliver to the Purchaser:

                             (i) a duly executed transfer in favour of the Purchaser (or as it may direct) in respect of all the UK Label Shares and the relevant share certificate(s); and

                            (ii) the documents listed in the UK Title
         Documents List.

                  (b)      Deliver to the Purchaser as agent for UK Target:

                             (i) the duly signed minutes of the board meetings at which the matters set out in Section 6.19 (c) are dealt with;
                                         ----------------

                            (ii) the resignations referred to in Sections
                                                                 --------
         6.19 (c)(iv) and (v);
         ------------     ---

                           (iii) all the statutory books, share certificate books and minute books (each duly written up to date) of each UK Entity and their respective certificates of incorporation, certificates of incorporation on change of name or registration and common seals (if any);

                            (iv) a letter from the auditors by which they resign as auditors to the UK Label and the UK Subsidiaries and confirm that there are no circumstances which ought to be brought to the attention of the shareholders of any UK Target; and

                             (v) in respect of each of the UK Charges Form 53 or (as the case may be) the relevant form of discharge each duly completed and executed by the beneficiary of the relevant UK
         Charge.

                  (c)      Procure:

                             (i) the registration (subject to being duly stamped) of the transfers referred to in Sections 6.19(a)(i) and
         (ii) notwithstanding any provision to the contrary in the articles of association of UK Entities;

                            (ii) the valid appointment as additional directors of each UK Target such persons as may be directed by Purchaser upon one day's notice prior to the Closing Date;

                           (iii) the valid appointment as chairman of each UK Entity such persons as may be directed by Purchaser upon one day's notice prior to the Closing Date;

                            (iv) that the existing directors each cease to be a director of each UK Entity and deliver to the Purchaser a duly executed and delivered resignation letter;

                             (v) that each existing secretary ceases to be secretary of each UK Entity and delivers to Purchaser a duly executed and delivered resignation letter;

                            (vi) the appointment as the Secretary of each UK Target such persons as may be directed by Purchaser upon one day's notice prior to the Closing Date; and

                           (vii) so far as required by the Purchaser the revocation of all authorities to the bankers of each UK Target relating to bank accounts and authorise such persons as the Purchaser may nominate to operate the same.

         6.20.    Seller as Registered Holder. The Seller declares that
                  ---------------------------
with effect from Closing and for so long as it remains the registered holder of any of the UK Label Shares it shall:

                  (a) stand and be possessed of the UK Label Shares and the dividends and other distributions of profits or surplus or other assets in respect of the UK Label Shares and all rights arising out of or in connection with them in trust for the Purchaser and its successors in title; and

                  (b) at all times deal with and dispose of the UK Label Shares and all such dividends distributions and rights as the Purchaser or any such successor may direct.

                                 ARTICLE 7
              CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLER

         The obligation of Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date hereunder, of each of the following conditions, all or any of which may be waived, in whole or in part, by Seller:

         7.1.     Certificate Regarding Representations and Warranties. All
                  ----------------------------------------------------
information required to be furnished or delivered by Purchaser pursuant to this Agreement shall have been furnished or delivered as of the date hereof and the Closing Date as required hereunder; the representations and warranties made by Purchaser in Article 3 hereof shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date; and Seller shall have received a certificate dated the Closing Date, executed by authorized officers of Purchaser, to such effect.

         7.2.     Compliance by Purchaser. Purchaser shall have duly
                  -----------------------
performed in all material respects all of the covenants, agreements, and conditions contained in this Agreement and each other Purchase Document to which it is a party to be performed by Purchaser on or before the Closing Date (except that payment of the Purchase Price shall be performed in all respects), and Seller shall have received certificates dated the Closing Date, executed by authorized officers of Purchaser to such effect.

         7.3.     Certified Resolutions. Seller shall have received from
                  ---------------------
Purchaser certificates executed by the Secretary or Assistant Secretary thereof containing true and correct copies of resolutions duly adopted by Purchaser's board of directors approving and authorizing this Agreement and each of the other Purchase Documents to which it is a party and each of the transactions contemplated hereby and thereby. The Secretary or Assistant Secretary of Purchaser shall also certify that such resolutions have not been rescinded, revoked, modified, or otherwise affected and remain in full force and effect.

         7.4.     No Injunction; Etc. No action, proceeding, investigation,
                  ------------------
regulation, or legislation shall be pending, which seeks to enjoin, restrain, or prohibit Seller, or to obtain damages from Seller, in respect of the consummation of the transactions contemplated hereby.

         7.5.     Incumbency. Seller shall have received certificates of
                  ----------
incumbency of Purchaser executed by the officers of Purchaser executing this Agreement, and attested by the Secretary or Assistant Secretary of Purchaser listing the officers of Purchaser authorized to execute this Agreement and the other Purchase Documents to which Purchaser is a party and all instruments on behalf of Purchaser and certifying the authority of each such officer to execute the agreements, documents, and instruments on behalf of Purchaser in connection with the consummation of the transactions contemplated herein.

         7.6.     Legal Matters. All authorizations, orders, or approvals of
                  -------------
any Governmental Authority required to consummate the transactions described in this Agreement shall have been obtained.

         7.7.     Proceedings. The form and substance of all certificates,
                  -----------
assignments, orders and other documents and instruments hereunder shall be satisfactory in all reasonable respects to Seller and its counsel.

         7.8.     Opinion of Purchaser's Counsel. Seller shall have received
                  ------------------------------
a customary opinion of Purchaser's counsel dated the Closing Date in form and substance reasonably acceptable to Seller.

         7.9.     Good Standing. Seller shall have received certificates of
                  -------------
status, good standing or existence from the Delaware Secretary of State with respect to Purchaser.

         7.10.    Non-Compete Agreement. Purchaser shall have executed and
                  ---------------------
delivered a non-compete agreement in a form to be mutually agreed upon prior to the Closing by Purchaser and Seller.

         7.11.    Release Under BofA Security Documents. Seller shall have
                  -------------------------------------
received for the benefit of Targets full releases in respect of the BofA Security Documents.


                                  ARTICLE 8
                                 TERMINATION

         8.1.     Termination. This Agreement may be terminated:
                  -----------

                  (a)      by the mutual consent of Purchaser and Seller;

                  (b) by Purchaser, so long as Purchaser is not then in material breach of its obligations hereunder, upon a breach of any representation, warranty, covenant or agreement set forth herein on the part of Seller, and in each such case, where the breach would result in the failure to satisfy the conditions set forth in Article 6, and such breach is incapable of being cured or if capable of being cured, has not been cured within 30 days of the date on which Seller receives written notice thereof from Purchaser;

                  (c) by Seller, so long as Seller is not then in material breach of its obligations hereunder, upon a breach of any representation, warranty, covenant or agreement set forth herein on the part of Purchaser, and in each such case, where the breach would result in the failure to satisfy the conditions set forth in Article 7, and such breach is incapable of being cured or, if capable of being cured, has not been cured within 30 days of the date on which Purchaser receives written notice thereof from Seller; or

                  (d) by either Purchaser or Seller (unless such party is in material breach of its obligations under this Agreement) if the Closing shall not have occurred on or before May 24, 2002, unless the failure to consummate the Closing by such date shall be primarily due to the failure of the party seeking to terminate the Agreement to have fulfilled any of its obligations under this Agreement.

         8.2.     Effect of Termination. As to any damages of any party
                  ---------------------
arising from the effect of wrongful termination or abandonment of this Agreement by any other party, such party shall be entitled to pursue its rights or remedies against the other party or parties to the extent such rights or remedies may be available at law or in equity, and shall also be entitled to reimbursement of all reasonable costs and fees, including attorneys' fees, related to enforcement of this Agreement and/or seeking remedies for breach.

                                 ARTICLE 9
                               INDEMNIFICATION

         9.1.     Agreement of the Indemnitors to Indemnify.
                  -----------------------------------------

                  (a)      Subject to the terms and conditions of this
Article 9, Seller agrees to indemnify, defend and hold harmless Purchaser Indemnitees from, against, for and in respect of the Losses asserted against, or paid, suffered or incurred by Purchaser Indemnitees, or any of them in any action or proceeding between the Indemnitor and the Indemnitee or between the Indemnitor and any third party or otherwise, and resulting from, based upon, or arising out of:

                              (i) the breach or inaccuracy of any
         representation or warranty of Seller contained in this Agreement or any other Purchase Document other than the Tax Deed;

                             (ii) a breach of or failure to perform any covenant or agreement of Seller or Target made pursuant to this Agreement or any other Purchase Document other than the Tax Deed;

                            (iii) (a) the Environmental Protection Agency claim against US Label with respect to the Tremont City Landfill Site, described on Schedule 4.14(b), and (b) any violations of, or
                            ----------------
         any Liabilities (including without limitation any investigatory, corrective or remedial obligations) arising under or relating to, Environmental Laws or UK Environmental Laws with respect to the past or current properties, facilities or operations of Seller, a Target or the Business, and any of their respective predecessors or Affiliates (in each case, whether or not constituting a breach of any representation or warranty hereunder and whether or not listed on a Schedule to this Agreement or otherwise disclosed to Purchaser prior to the Closing Date or identified by Purchaser or its agents or representatives through their due diligence investigations prior to the Closing Date) except to the extent the facts or circumstances underlying any such violations or Liabilities are caused by the operation of a Target after the Closing Date;

                             (iv) any liability, cost, claim or expense relating to the termination of the American Business Products Profit Sharing Plan;

                              (v) any claims described on Schedule 9.1(a)(v);
                                                          ------------------

                             (vi) any claims arising under any Benefit Plan maintained by Seller or any Target prior to the Closing Date or out of a violation of Law relating to COBRA or ERISA compliance prior to the Closing Date, including but not limited to, those matter described on Schedule 4.21(h);
                      ----------------

                            (vii) except as provided on Schedule 9.1(vii), any claims for stay bonuses, incentive payments or severance payments under agreements with employees resulting from the occurrence of the transactions contemplated by this Agreement;

                           (viii) any claims in respect of royalties, taxes, interest and other liabilities relating to the Dunsirn Patent License Agreement dated April 1992 made between Mid American Division of Menasha Corporation and Porter Chadburn Inc. with respect to U.S. Patent No 4,479,838 issued on October 30, 1984 for the period prior to Closing; and

                             (ix) unless all obligations relating to or arising under the Porter Chadburn plc Pension Scheme have been satisfied in the manner set forth in Section 5.11(g)(i) to (iv), Seller shall indemnify Purchaser (for itself and as agent and trustee for the UK Entities) in respect of any Liability payable by Purchaser to the trustees of the Porter Chadburn plc Pension Scheme pursuant to Section 75(1) Pensions Act 1995 or otherwise, less an amount equal to the UK Pension Provision.

                  (b)      Subject to the terms and conditions of this
Article 9, Purchaser agrees to indemnify, defend and hold harmless, Seller Indemnitees or any of them from, against, for and in respect of the Losses asserted against, or paid, suffered or incurred by Seller Indemnitees and resulting from, based upon, or arising out of:

                              (i) the breach or inaccuracy of any
         representation or warranty of Purchaser contained in this Agreement or any other Purchase Document;

                             (ii) a breach of or failure to perform any covenant or agreement of Purchaser made pursuant to this Agreement or any other Purchase Document;

                            (iii) any Liability arising after the Closing Date incurred in connection with any guarantee by Seller or Parent in connection with the obligations of any Target under any lease related to real or personal property or other obligations; and

                             (iv) any violations of, or any Liabilities
         (including without limitation any investigatory, corrective or remedial obligations) arising under, or relating to, Environmental Laws or UK Environmental Laws, in each case, in existence as of or after the Closing Date to the extent caused by the operation of a Target after the Closing Date, except to the extent the facts or circumstances underlying any such violations or Liabilities are caused by the operation of a Target prior to the Closing Date.

         9.2.     Procedures for Indemnification.
                  ------------------------------

                  (a) An Indemnification Claim shall be made by the Indemnitee by delivery of a written notice to the Indemnitor Representative requesting indemnification and specifying the basis on which indemnification is sought and the amount of asserted Losses and, in the case of a Third Party Claim, containing (by attachment or otherwise) such other information as the Indemnitee shall have concerning such Third Party Claim. No Indemnification Claim or series of related claims shall be made for an amount less than $10,000.

                  (b) If the Indemnification Claim involves a Third Party Claim, the procedures set forth in Section 9.3 hereof shall be
                                         -----------
observed by the Indemnitee and the Indemnitor Representative.

                  (c) If the Indemnification Claim involves a matter other than a Third Party Claim, the Indemnitor Representative shall have sixty (60) days to investigate such claim and, if applicable, to object to such Indemnification Claim by delivery of a written notice of such objection to the Indemnitee specifying in reasonable detail the basis for such objection. Failure to timely so object shall constitute a final and binding acceptance of the Indemnification Claim by the Indemnitor Representative, and the Indemnification Claim shall be paid in accordance with Section 9.2(d) hereof. If an objection is timely interposed by the
     --------------
Indemnitor Representative, the Indemnitee and the Indemnitor Representative shall use their reasonable commercial efforts to resolve such dispute within thirty (30) days from the date the Indemnitee receives such objection.

                  (d) Upon determination of the amount of an Indemnification Claim whether by agreement between the Indemnitor Representative and the Indemnitee or by settlement or final adjudication, the amount of such Indemnification Claim shall be paid within ten (10) days of the date such amount is determined. If the Indemnitor responsible for payment of such Indemnification Claim is Purchaser, such payment shall be made by wire transfer to Seller. If the Indemnitor responsible for payment of such indemnification is Seller, such payment shall be made by wire transfer to Purchaser.

                  (e) If the Indemnification Claim involves a clean-up or remediation of Owned Real Property or the Leased Real Property pursuant to applicable requirements of Law, the Purchaser shall have sole control and management authority over the resolution of any such claim (including hiring, at reasonable expense, legal counsel and environmental consultants, conducting environmental investigations and cleanups), provided; however, that Purchaser shall reasonably consult with Indemnitor Representative concerning the status of such claim. Notwithstanding anything herein to the contrary, no settlement of any such claim or action shall be made by Purchaser without the prior written consent by or on behalf of the Indemnitor Representative, which consent shall not be unreasonably withheld or delayed.

         9.3.     Third Party Claims. The obligations and liabilities of the
                  ------------------
Indemnitee and Indemnitor hereunder with respect to a Third Party Claim shall be subject to the following terms and conditions:

                  (a) The Indemnitee seeking indemnification for such Third Party Claim shall give the Indemnitor Representative written notice of the Third Party Claim promptly after receipt by the Indemnitee of notice thereof, and the Indemnitor Representative may undertake, at Indemnitor's expense, the defense, compromise and settlement thereof by representatives of its own choosing, reasonably acceptable to the Indemnitee. The failure of the Indemnitee to promptly notify the Indemnitor Representative of such claim shall not relieve the Indemnitor of any liability that the Indemnitor may have with respect to such claim except to the extent that the defense of such claim is actually and materially prejudiced by such failure. In addition, in any Third Party Claim in which both the Indemnitor, on the one hand, and an Indemnitee, on the other hand, are, or are reasonably likely to become, a party, such Indemnitee shall have the right to employ separate counsel and to control its own defense of such Third Party Claim if, in the reasonable opinion of counsel to such Indemnitee, either (x) one or more defenses are available to the Indemnitee that are not available to the Indemnitor or (y) a conflict or potential conflict exists between the Indemnitor, on the one hand, and such Indemnitee, on the other hand, that would make such separate representation advisable; provided, however, that the Indemnitor shall reimburse the Indemnitee for all of such fees and expenses of such counsel incurred in any action between the Indemnitor and the Indemnitee or between the Indemnitor and any third party so long as the Indemnitor's obligation to indemnify hereunder is mutually agreed or established by a court of competent jurisdiction. If the Indemnitee desires to participate in, but not control, any such defense, compromise and settlement, it may do so at its sole cost and expense. If the Indemnitor undertakes the defense of any Third Party Claim, the Indemnitor is liable to indemnify the Indemnitee for the Third Party Claim. If the Indemnitor Representative fails or refuses to undertake the defense of such Third Party Claim within ninety (90) days after written notice of such claim has been given to the Indemnitor Representative by the Indemnitee or the Indemnitor fails to conduct the defense of such Third Party Claim actively and diligently, the Indemnitee shall have the right to undertake the defense, compromise and settlement of such claim with reasonably competent counsel of its own choosing. Either party, if and to the extent necessary to meet statutes of limitations, or procedural deadlines, or otherwise to preserve any defense or counterclaim, may file an answer or otherwise make an appearance in a relevant proceeding, without electing or waiving its rights hereunder. If the Indemnitee undertakes the defense of a Third Party Claim, the Indemnitee shall, promptly upon its assumption of the defense of such claim, make an Indemnification Claim as specified in Section 9.2 which
                                                          -----------
shall be deemed an Indemnification Claim that is not a Third Party Claim for the purposes of the procedures set forth in this Section 9.3. With respect
                                                 -----------
to any Third Party Claim in respect of Taxes pertaining to a Straddle Period, Purchaser shall control and undertake the defense, compromise and settlement thereof by reasonably competent representatives of its own choosing.

                  (b) No settlement of a Third Party Claim involving the asserted Liability of the Indemnitor under this Article 9 shall be made without the prior written consent by or on behalf of the Indemnitor Representative, which consent shall not be unreasonably withheld or delayed. If the Indemnitor Representative assumes the defense of such a Third Party Claim, no compromise or settlement thereof may be effected by the Indemnitor Representative without the Indemnitees' consent, which shall not be unreasonably withheld or delayed, unless (A) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claim that may be made against the Indemnitee, (B) the sole relief provided is monetary damages that are paid in full by the Indemnitor, and (C) the compromise or settlement includes, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnitee of a release, in form and substance satisfactory to the Indemnitee, from all liability in respect of such Third Party Claim.

                  (c) In connection with the defense, compromise or settlement of any Third Party Claim, the Indemnitee and the Indemnitor Representative shall execute such powers of attorney as may reasonably be necessary or appropriate to permit participation of counsel selected by such Indemnitee or Indemnitor Representative. As may reasonably be related to any such Third Party Claim or other claim between Indemnitee and Indemnitor under this Section 9, the Indemnitee and the Indemnitor Representative shall provide access to the counsel, accountants and other representatives of such Indemnitee or Indemnitor during normal business hours to all properties, personnel, books, tax records, contracts, commitments and all other business records of such Indemnitee or Indemnitor and will furnish to such Indemnitee or Indemnitor copies of all such documents as may reasonably be requested.

         9.4.     Other Rights and Remedies. The rights of Indemnitees under
                  -------------------------
this Article 9 and the Tax Deed are the sole and exclusive remedies of Indemnitees for any Losses incurred in connection with the Purchase Documents and the transactions contemplated thereby, except for Losses resulting from fraud or intentional misrepresentations of Seller or Purchaser under this Agreement.

         9.5.     Duration. Notwithstanding any right of the Purchaser to
                  --------
investigate fully the affairs of the Targets and notwithstanding any knowledge of facts determined or determinable by the Purchaser pursuant to such investigation or right of investigation, the Purchaser has the right to rely fully upon the representations, warranties, covenants and agreements of the Seller contained in this Agreement or in any Purchase Document. The indemnification rights of the parties under Section 9.1(a) or Section 9.1(b)
                                            --------------    --------------
for Losses is subject to the condition that the Indemnitor Representative shall have received written notice of the Losses for which indemnity is sought within eighteen (18) months of the Closing Date, except (i) the indemnification rights of the parties hereto for Losses related to Tax matters arising from a breach of the covenants or representations or warranties set forth in Section 5.10 or Section 4.19, respectively, is subject to the condition that the Indemnitor Representative shall have received written notice of the Losses for which indemnity is sought within ninety (90) days after the expiration of the applicable period for the assessment of deficiencies (including all periods of extension, whether automatic or permissive); (ii) the indemnification rights for Losses arising from or related to environmental matters arising from a breach of the representations or warranties set forth in Section 4.14 or for which indemnity is sought under Sections 9.1(a)(iii) and 9.1(b)(iv) is subject to the condition that the Indemnitor Representative shall have received written notice of the Losses within five (5) years of the Closing Date; and (iii) this paragraph shall not apply to Losses arising from a breach of the representations and warranties contained in Section 4.1 (Capitalization;
                                            -----------
Legal Status; Qualification; Title to Shares), Section 4.5 (Due
                                               -----------
Authorization; Validity; Enforceability) or are indemnifiable under Sections
                                                                    --------
9.1(a)(ii), 9.1(a)(iv) through (ix) or Sections 9.1(b)(ii) and 9.1(b)(iii),
----------  -----------------------    -----------------------------------
and claims for such Losses may be brought at any time after the Closing, without limitation.

         9.6.     Limitations.
                  -----------

                  (a) The Indemnitor shall be obligated to indemnify the Indemnitee under Section 9.1(a) or Section 9.1(b), as applicable, only when
                 --------------    --------------
the aggregate of all Losses suffered or incurred by the Indemnitee as to which a right of indemnification is provided under this Article 9 exceeds $500,000 (the "Threshold Amount"). After the aggregate of all indemnifiable
               ----------------
Losses suffered or incurred by the Indemnitee exceeds the Threshold Amount, the Indemnitor shall be obligated to indemnify the Indemnitee for all Losses in excess of the Threshold Amount. In no event shall the aggregate liability of Seller under this Article 9 exceed $50,000,000. The limitations set forth in this Section 9.6 shall not apply to Losses that are indemnifiable under
        -----------
Sections 9.1(a)(ii) through (ix) or Section 9.1(b)(ii) through (iv) or under
--------------------------------    -------------------------------
the Tax Deed or result from the fraud or intentional misrepresentation of Seller or Purchaser under this Agreement or arise under Sections 4.14, 4.19,
                                                        --------------------
4.20 and 4.32 and such Losses shall not be considered in determining whether
-------------
the Threshold Amount has been reached.

                  (b) The Indemnitor shall not be liable for Losses in excess of the actual out-of-pocket Losses suffered by the Indemnitee as a result of the act, circumstance, or condition for which indemnification is sought net of any insurance proceeds actually received by the Indemnitee as a result of the Losses for which indemnification is claimed. Seller shall not be

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

liable for any Losses if and to the extent such Losses were set forth or otherwise reflected in the Final Working Capital, and such Losses should not be considered in determining whether the Threshold Amount has been reached.

                  (c) Seller shall have no right of contribution from Target with respect to any Losses paid or payable by Seller as a Indemnitor under the provisions of Article 9.

                  (d) Where any Purchaser Indemnitee has a claim under this Section 9 or the Tax Deed and in addition, any other Purchaser Indemnitee has a claim in respect of the same matter under Section 9 or under the Tax Deed, the Seller shall not be obligated to pay any amount to the extent such payment would cause the Purchaser Indemnitees to receive an aggregate amount which is in excess of the losses suffered by all Purchaser Indemnitees with respect to such claim.

         9.7.     Cooperation. Seller and Purchaser shall cooperate with
                  -----------
each other in all reasonable respects in connection with the defense of any claim; provided, however, that the foregoing right to cooperation shall not be exercisable by one party in such a manner as to interfere unreasonably with the normal operations and business of the other party.

         9.8.     Survival of Representations and Warranties. All of the
                  ------------------------------------------
representations, covenants, warranties and agreements of the parties set forth in this Agreement shall survive the consummation of the transactions provided for herein for such period of time as a claim for indemnification for breach of any such representation and warranty may be made as provided in Section 9.5 above.
   -----------

         9.9.     Treatment. The parties agree to treat any indemnity
                  ---------
payment made under this Agreement as an adjustment to the Purchase Price for all purposes.

         9.10.    Foreign Currency. For purposes of applying any dollar
                  ----------------
limitations, thresholds or other amounts related to any Losses or claims made hereunder in a foreign currency, such Losses incurred or claims made in foreign currency shall be converted into United States dollars at the most recent applicable rate of exchange as set forth in the "Exchange Rate" section of the Wall Street Journal (National Edition) on the date of incurrence, as related to any Losses, or as related to claims made under this Section 9, the earlier of the date (a) any payment is required to be made under the terms of this Agreement; or (b) a judgment is entered by a court or competent jurisdiction concerning any such payment.

                                 ARTICLE 10
                             GENERAL PROVISIONS

         10.1.    Fees and Expenses. Except as specifically provided in
                  -----------------
this Agreement, Purchaser and Seller each shall pay their respective fees and expenses, and Seller shall also pay all fees and expenses which Target incurred prior to the Closing Date, in connection with the transactions contemplated by this Agreement.

         10.2.    Notices. All notices, request, demands, and other
                  -------
communications hereunder shall be in writing and shall be delivered (a) in person or by courier or nationally recognized

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

overnight courier service, (b) mailed by first class registered or certified mail, postage prepaid, return receipt requested, or (c) by facsimile transmission, as follows:

                  (a)      If to Seller or Parent:

                           c/o Mail-Well, Inc.
                           8310 South Valley Highway, Suite 400
                           Englewood, CO 80112
                           Attention:  President and CEO
                           Telephone:  (303) 790-8023
                           Facsimile:  (303) 397-7400

                  with a copy (which shall not constitute notice) to:

                           Mail-Well, Inc.
                           8310 South Valley Highway, Suite 400
                           Englewood, CO 808112
                           Attention:  Roger Wertheimer, Vice President
                                       and General Counsel
                           Telephone:  (303) 790-8023
                           Facsimile:  (303) 566-7461

                  (b)      If to Purchaser:

                           MWL Acquisition Corp.
                           One DTC
                           5251 DTC Parkway, Suite 825
                           Greenwood Village, Colorado 80111
                           Attention:   Greg C. Mosher
                           Telephone:   (303) 846-8600
                           Facsimile:   (303) 846-8601

                           Arsenal Capital Management LP
                           1350 Avenue of the Americas
                           New York, NY  10019
                           Attn:  Terrence Mullen
                           Telephone: (212) 771-1717
                           Facsimile: (212) 771-1718

                  with a copy (which shall not constitute notice) to:

                           Kirkland & Ellis
                           Citigroup Center
                           153 East 53rd Street
                           New York, New York  10022
                           Attn: Daniel J. Eisner, Esq.
                           Telephone: (212) 446-4765
                           Facsimile: (212) 446-4900

                                     68

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

                           Moye, Giles, O'Keefe, Vermeire & Gorrell LLP
                           1225 Seventeenth Street, Suite 2900
                           Denver, Colorado 80202
                           Attn:  John E. Moye, Esq.
                           Telephone: (303) 292-2900
                           Facsimile: (303) 292-4510

Any party may change the address to which notices are to be sent by giving written notice of such change of address to the other parties in the manner above provided for giving notice. If delivered personally or by courier, the date on which the notice, request, instruction or document is delivered shall be the date of deemed receipt; if delivered by nationally recognized overnight courier service, the Business Day after the date such notice, request, instruction or document is delivered shall be the date of deemed receipt; if delivered by facsimile transmission there shall be no deemed receipt unless a confirming copy is sent by another permissible means, and the date of deemed receipt shall occur in accordance with such other permissible means; and if delivered by mail as aforesaid, three Business Days after the date on which such notice, request, instruction or document is delivered shall be the date of deemed receipt.

         10.3.    Assignment; Binding Effect. This Agreement shall not be
                  --------------------------
assignable by any of the parties hereto without the written consent of the other parties; provided, however, that Purchaser may assign any or all of its rights and interests hereunder to one or more of its Affiliates. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

         10.4.    No Benefit to Others. The representations, warranties,
                  --------------------
covenants, and agreements contained in this Agreement are for the sole benefit of the parties hereto and their successors and permitted assigns, and in the case of Article 9 hereof, Indemnitees, and they shall not be construed as conferring any rights on any other persons.

         10.5.    Headings, Gender, and "Person" and Successor Laws. All
                  -------------------------------------------------
section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires. References to a statute, regulation or other law are also references to such statute, regulation or other law as are, from time to time until the Closing Date, amended, modified or supplemented, unless otherwise noted.

         10.6.    Counterparts. This Agreement may be executed in two (2)
                  ------------
or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one counterpart has been signed by each party and delivered to the other party hereto.

         10.7.    Integration of Agreement. This Agreement supersedes all
                  ------------------------
prior agreements, oral and written, between the parties hereto with respect to the subject matter hereof. Neither this Agreement, nor any provision hereof, may be changed, waived, discharged, supplemented, or terminated orally, but only by an agreement in writing signed by the party against which the enforcement of such change, waiver, discharge, or termination is sought.

         10.8.    Time of Essence. Time is of the essence in this
                  ---------------
Agreement.

         10.9.    Governing Law. This Agreement shall be construed under
                  -------------
the laws of the State of Colorado, United States of America and the federal laws of the United States of America applicable therein, in each case without regard to principles of conflicts of laws. The parties hereby irrevocably and unconditionally submit to the exclusive jurisdiction of any State or Federal court sitting in Denver, Colorado over any suit, action or proceeding arising out of or relating to this letter. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Each of the parties agrees that a final judgment that has not been timely appealed by a party in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon it and may be enforced in any other courts to whose jurisdiction such party is or may be subject, by suit upon such judgment.

         10.10.   Partial Invalidity. Whenever possible, each provision
                  ------------------
hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

         10.11.   Publicity and Confidentiality.
                  -----------------------------

                  (a) Except as may be required by Law, no public release, announcement or other form of publicity concerning this Agreement or the transaction contemplated herein shall be issued by any party without the prior written consent of all other parties hereto; provided, however, that after Closing, any party may in its discretion announce completion of the transaction. Each party will reasonably cooperate in approving any statement required by Laws applicable to the other party.

                  (b) For a period of five (5) years from the Closing Date, the Seller, on one hand, and Purchaser, on the other hand (in each case, in their roles as parties disclosing confidential information, the "disclosing parties," and in their roles as parties receiving confidential information, the "receiving parties"), agree to maintain the confidentiality and privacy of, and agree not to use for their own benefit or to the detriment of the disclosing parties, the disclosing parties' "confidential information." The term "confidential information" includes any information that is non-public, confidential or proprietary in nature, regardless of the form in which it is communicated or maintained, that contains or otherwise reflects information concerning the disclosing parties that the receiving parties or their agents, advisors or representatives may be or may have been provided by or on behalf of the disclosing parties in connection with the evaluation and negotiation of this Agreement and the other Purchase Documents and the transactions contemplated hereby and thereby. The term "confidential information" also includes all information relating to Target that is being transferred to Purchaser in the transactions described in this Agreement (and Purchaser shall be regarded as the


                                     70

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

"disclosing party" for any such information). The term "confidential information" also includes all reports, analyses, notes or other information that are based on, contain or reflect any confidential information. The receiving parties shall not be required to maintain the confidentiality of those portions of the disclosing parties' confidential information that: (i) become generally available to the public other than as result of a disclosure by the receiving parties or any of their agents, advisors or representatives; (ii) were available to the receiving parties on a non-confidential basis prior to the disclosure of such confidential information by or on behalf of the disclosing parties; (iii) become available to the receiving parties on a non-confidential basis from a source other than the disclosing parties or their agents, advisors or representatives; or (iv) were independently developed by the receiving parties prior to the disclosure of such confidential information by or on behalf of the disclosing parties. Notwithstanding any provision to the contrary in this Section 10.11, from and after the Closing, Purchaser shall
                 -------------
have no obligation to Seller to maintain confidential any information regarding the Targets, so long as such information relates exclusively to Target.

                          [SIGNATURE PAGES FOLLOW]



                                     71

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

         IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed on its behalf by its duly authorized officer, all as of the day and year first above written.

                                   PURCHASER:

                                   MWL ACQUISITION CORP.


                                   By:
                                          ----------------------------------
                                   Name:
                                          ----------------------------------
                                   Title:
                                          ----------------------------------

                                   SELLER:

                                   MAIL-WELL I CORPORATION


                                   By:
                                          ----------------------------------
                                   Name:
                                          ----------------------------------
                                   Title:
                                          ----------------------------------


                                   PARENT:

                                   MAIL-WELL, INC.


                                   By:
                                          ----------------------------------
                                   Name:
                                          ----------------------------------
                                   Title:
                                          ----------------------------------